EXHIBIT 10 (o)
                                                                 --------------

                                                March 27, 1997



Corey M. Aronin
Chief Financial Officer
American Medical Alert Corporation
3265 Lawson Boulevard
Oceanside, New York 11572

Dear Mr. Aronin:

           Please be advised that the Home Care Services Program is currently processing the renewal of the contact for the provision of the Personal Emergency Response Services (PERS) with provider, American Medical Alert Corporation of Oceanside, New York.

           This renewal agreement will extend the current contract through February 28, 1998.

           If you have any questions, please contact me at (212) 835-7246.

                                                    Sincerely,

                                                    /s/ Rockie Ojomo-Kayoes
                                                    -----------------------
                                                    Rockie Ojomo-Kayoes
                                                    PERS Project Manager

                       RENEWAL OF AGREEMENT FOR PROVIDING
                            HOME CARE SERVICES (PERS)


           THIS RENEWAL AGREEMENT, dated as of this 27 day of May, 1994 between the City of New York acting through the Department of Social Services of the Human Resources Administration ("Department"), located at 250 Church Street, New York, New York 10013 and American Medical Alert Corp. ("Contractor") with offices at 3265 Lawson Boulevard, Oceanside, New York 11572.

                              W I T N E S S E T H :
                              ---------------------

           WHEREAS,  the  Department,  pursuant  to Section  367-g of the Social
Services  Law  ("SSL")  and the New York  State  Department  of Social  Services
Regulations at Section 505.33 of Title 18 NYCRR, may authorize personal emergency response services ("PERS") to be provided to Medical Assistance ("MA") recipients whom the Department has determined eligible to receive these services; and

           WHEREAS, the parties hereto entered into an Agreement for the period from July 1, 1991 through June 30, 1994 to which the Contractor provided PERS; and

           WHEREAS,   the  contract  was  subsequently   modified  to  give  the
Department the option to renew the Agreement upon the terms and conditions contained herein; and

           WHEREAS, the contract was further modified by having the Contractor provide a remote door release in order to expand PERS and include bedridden home care clients; and

           WHEREAS, the contract was further modified to include new language reflecting the new directives and policies issued by the New York State Department of Social Services; and

           WHEREAS, the Department desire to exercise its option to renew the Agreement for the periods from July 1, 1994 through June 30, 1995; July 1, 1995 through June 30, 1996; and from July 1, 1996 through June 30, 1997; and

           WHEREAS, the Contractor has the necessary expertise and experience to continue to provide the required services; and

           WHEREAS, the Department has requested that the Contractor continue to provide such services and the Contractor has agreed to do so.

           NOW, THEREFORE, the parties hereto agree a follows:

1. Except as modified herein all the terms and conditions of the Agreement shall remain in full force and effect.

2. Pursuant to Part I, Article I of the Agreement, the Department hereby exercises its option to renew and hereby renews the Agreement for the periods July 1, 1994 through June 30, 1995; July 1, 1995 through June 30, 1996; and from July 1, 1996 through June 30, 1997 unless sooner terminated pursuant to the terms of the Agreement.

3. Article VI (A) of Part I of the Agreement is hereby revised to read as follows:

           1. Total payments to be made to the Contractor shall not exceed $560,000 for one year.


           IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                       CITY OF NEW YORK
                                       DEPARTMENT OF SOCIAL SERVICES
                                       HUMAN RESOURCES ADMINISTRATION
                                                 COMMISSIONER


                                       By   /s/ David Lopez
                                          ------------------------------


Corporate Contractor
Affix Corporate Seal:                  AMERICAN MEDICAL ALERT CORP.
                                       ---------------------------------
                                                  CONTRACTOR


                                       By  /s/ Howard M. Siegel
                                          ------------------------------
                                       Title  PRESIDENT
                                             ---------------------------

                                       11 25 71 221
                                       ---------------------------------
                                       Fed. Employer I.D. No. or Soc. Sec. No.


           Approval as to form and certification as to legal authority was granted by the Corporation Counsel on: _____________________________.

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


On this 27th day of May 1994, before me personally came David Lopez, to me known and known to me to be Executive Deputy Administrator of the HUMAN RESOURCES ADMINISTRATION DEPARTMENT OF SOCIAL SERVICES of the CITY OF NEW YORK, the person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same for the purpose therein mentioned.


                                             /s/ Janet Smith
                                             ------------------------
                                             NOTARY PUBLIC





STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


On this 26th day of May 1994, before me personally came Howard M. Siegel, to me known to be the individual described in and who executed the foregoing instrument, acknowledged that he executed the same.



                                             /s/ Janet Smith
                                             ------------------------
                                             NOTARY PUBLIC

            THIS LEASE AGREEMENT dated this 18 day of July, 1991, between the Department of Social Services of the Human Resources Administration ("Department") with offices at 250 Church Street, New York, New York 10013 and American Medical Alert Corp. ("Contractor") with offices at 3265 Lawson Boulevard, Oceanside, New York 11572.

                              W I T N E S S E T H:

            WHEREAS, the Department's Home Care Services Program ("HCSF") provides a program of personal home care service for individuals eligible for such services, pursuant to applicable Federal and State laws and regulations; and

            WHEREAS, a significant number of the individuals served by HCSP require regular custodial care; and

            WHEREAS, in order to reduce the costs of such custodial care service, HCSP instituted a program designed to allow home care service clients, living alone, to call for assistance, via an electronic call service; and

            WHEREAS, the Contractor markets an electronic call device ("ECD") known as the Voice of Help System.

            WHEREAS, the Department desires to lease the Voice of Help System and the Contractor agrees to lease said System.

            NOW THEREFORE, the parties hereto agree as follows:

                                     PART I
                                     ------

                                    ARTICLE I

                                TERM OF AGREEMENT

            The term of this Agreement shall be from July 1, 1991 to June 30, 1994 unless sooner terminated pursuant to the terms hereof.


                                   ARTICLE II

                                   DEFINITIONS

            A. Voice of Help System" ("VHS") - the Contractors upgraded electronic call service system, which consists of the Voice of Help console, with provisions for remote activator, panic button at primary entrance, activator counted in bathroom and smoke detector (the "Upgraded System").

            B. Emergency Response Center ("ERC") - the Contractor's central facilities for storing and retrieving client data and for responding to all ECDS.

            C. Client - the individual selected by the Department to receive the equipment and services described herein.


                                   ARTICLE III

                                    EQUIPMENT

            A. The Department agrees to lease from the Contractor and the Contractor agrees to lease to the Department as many VHS's as may be required by the Department.

            B. The Contractor shall be responsible for installing the VHS at the client's premises. Installation shall consist of all work that may be required to utilize a Client's existing telephone system. In no event shall the Contractor be responsible to perform such work that is required to be performed by the New York Telephone Company. If an installation cannot be completed, the Contractor shall immediately notify the Department contact, indicating why said installation cannot be completed.

            C. The Client shall be responsible for ensuring that the Contractor is provided:

           a) proper telephone equipment which enables Contractor to install an RJ31X connector in the Client's residence.

           b)         properly functioning telephone service.

           c) twenty-four (24) hour, AC 110 volt circuit as required to power the Voice of Help Unit console.

           D. At the option of the Department, the Contractor shall install a VHS, at no cost to the Department, at a location to be selected by the Department for purposes of monitoring the Contractor's services.

           E. The parties agree that the VHS's previously installed under earlier lease agreements with the Contractor and any renewals thereof shall remain in place, unless removal and/or replacement of a System is requested by the Department, and shall be subject to the terms and conditions herein.

                                   ARTICLE IV

                                    SERVICES

            The Contractor shall be responsible for the following services:

            1. Install a VHS in a client's residence within seven (7) working days of telephone notification by authorized HCSP staff.

            a. The Contractor shall provide all parts and equipment necessary for installing the VHS into a functioning telephone system.

            b. The Contractor shall instruct the client in the use and maintenance of the VHS ard shall provide the client with simple written instructions, including how to report a malfunction of the unit.

            c. The Contractor shall forward to HCSP within (5) five working days of such installation, a form signed by a Contractor representative or employee are by the client or client's representative confirming the date of the installation and the client's understanding of the use and maintenance of the unit.

            2. Maintain all installed VHS units in proper working order.

            a. The Contractor shall repair or replace with a VHS within 24 hours of notification any unit in place and installed under this Agreement that is not functioning properly.

            b.          The  Contractor   shall  notify  HCSP  immediately  upon
repairing or replacing a malfunctioning unit.

            3. Monitor each VHS at least once every 24 hours to insure that the device is operating properly. The Contractor shall follow up immediately or any unit is not operating properly. Malfunctioning Equipment shall be repaired, or replaced within 24 hours of the Contractor's becoming aware of the malfunction.

            4. Maintain a 24-hour emergency response center staffed with trained emergency response operators.

            a. The Contractor shall establish and maintain a 24-hour monitoring center for all installed VHS's.

            b. The Contractor shall insure 24-hour staffing of the emergency response center with trained operators.

            5. Respond immediately to any and all signals from clients' VHS's and maintain appropriate contact until termination of the emergency situation.

            a. The Contractor, immediately upon receiving a signal from a client's VHS, shall retrieve the client's automated data records and contact the client or the client's representative, or take other emergency action as prescribed in the client's record.

            b.          The  emergency   response  operator  shall  monitor  the
provision of emergency service to verify that it has been provided and that the emergency situation no longer exists at the client's residence.

            c. The Contractor shall notify HCSP by telephone, or the working day following the emergency, of the nature and resolution of the emergency. The Contractor shall submit to HCSP a written summary of the emergency within five (5) working days of the incident.

            6. Insure continuous monitoring and response capabilities during power failures, mechanical malfunction or other emergencies.

            7. Create, maintain and protect automated client data records.

            a.          The  Contractor  shall operate an automated  client data
storage  and  retrieval   system  which  shall  include  all  pertinent   client
information.

            b. Contractor shall notify the client to update client data every six (6) months by sending to each client by October 1 and April 1 a notice to update the clients information and shall perform such update immediately upon receipt of such data. The Department shall be notified of all such updates within seven (7) working days of the Contractor's report of such data.

            c.          The   Contractor   shall  protect  client  records  from
alteration or destruction, and shall protect the confidentiality of client records.

            8. Maintain written records of all emergency response system (ERS) activities, including all activations of VHS's.

            9. Devise and provide all client data, activity, and billing forms.

            10. Submit detailed monthly billings within ten (10) working days of the end of the month.

            11. Remove the VHS from a client's residence within seven (7) working days of telephone notification by authorized HCSP staff.

            a. The Contractor shall, upon instruction by HCSP, arrange with the client or client's representative for a mutually convenient appointment within five (5) working days.

            b. The Contractor shall verify to HCSP by telephone and in writing that the unit has been removed.

            12. The Contractor will provide a full time installer/service person to provide service for the HCSP/ECD clients at no additional cost to the Department.

            13. All equipment installed by the Contractor shall have an adhesive label affixed to it displaying as follows:

            "-warning do not discard- Property of American Medical Alert Corp. 3265 Larsen Blvd., Oceanside, New York 11572 (Call 1-800-632-6729)" All equipment not so identified shall not be reimbursable to Contractor if deemed unrecoverable.


                                    ARTICLE V

                     DEPRECIATION AND RECOVERY OF EQUIPMENT

            A. Each "VHS" which shall be or shall have been, installed shall be ascribed a certain agreed value, by unit (console) and component parts in accordance with the schedule of values as shown in Subsection 1 below, which values shall be used for the purposes of establishing depreciated values as described in Subsection 2 below.

            1.   a)    Central unit (console)...................   $395.00

                 b)    Activators (3) each at...................   $ 45.00

                 c)    Smoke detector...........................   $ 60.00

            2. In the event, despite the good faith efforts of both the Department and the Contractor, the above mentioned unit and/or its respective component part is (are) not recoverable from the client, the Contractor, with the consent of the Department, shall be entitled to recover the depreciated value of such unit and/or component part. For the purposes of establishing such depreciated value the central unit (console) shall be depreciated at the rate of $9.00 per month; the activators shall be depreciated at the rate of $1.00 per month each; and the smoke detector shall be depreciated at the rate of $1.33 per month.

                                   ARTICLE VI

                          CHARGES AND TERMS OF PAYMENT

            A. Notwithstanding any other provision to this Lease Agreement, total payments to be made to the Contractor shall not exceed $1,564,000.00.

            B. The Department agrees to pay the following fees and charges for the equipment and services provided by the Contractor herein.

            1. A one time fee of $50 for the installation of each VHS unit and a fee of $25.00 for the removal of each VHS unit.

            2. For each VHS unit, a monthly monitoring/leasing fee of $30.00 per client; and for those units which have been in place for more than 24 months/a monthly monitoring/leasing fee of $25.00.

            3. Billing for a partial month, irrespective of the number of days of service provided during any such partial month shall be in the sum of $15.00.

            C. The Contractor shall submit monthly statements to the Department setting forth the monthly rental and installation charges, if any, and the name and address of each client, for the month which payment is being requested.

            D. The Contractor and the Department shall jointly review, at such time or times as the Department deems necessary but not less than once during each fiscal year, the amount of payments made pursuant to this Agreement to determine the appropriateness of each fiscal year's budget in light of any program increases/reductions, operating cost increases/reductions and wage and salary increases/decreases. The Department, in its sole discretion, may then modify the Agreement in accordance with its determination, subject to all the appropriate approvals and the Procurement Policy Board Rules.

            E. As the period of performance contemplated by this Agreement involves performance by the Contractor in a subsequent City Fiscal Year(s), funding for such period is subject to the appropriation of funds for such subsequent City Fiscal Year(s) and the availability thereof.

            F. REDUCTION OF FEDERAL OR STATE FUNDING

            1. The Contractor, acknowledging that this Agreement is funded in whole or in part by funds secured from the Federal Government, or New York State Government, or New York City Government, agrees that should there be a reduction or discontinuance of such funds by action of the Federal or New York State Government, or New York City Government, the

City of New York and the Department shall have, in their sole discretion, the right to terminate this Agreement in whole or in part, or to reduce the funding and level of services of this Agreement caused by such action by the Federal, State, or City Governments, including, in the case of the reduction option, but not limited to, the reduction or elimination of programs, services or service components; the reduction or elimination of contract-reimbursable staff or staff-hours, are the corresponding reductions in the Agreement budget and in the total amount payable under the Agreement.

            2. In the case of the termination option referred to in subdivision 1, above, any such termination shall take effect immediately upon written notice thereof to the Contractor. In the case of the reduction option referred to in subdivision 1, above, any such reduction shall be effective as of the date set forth in a written notice thereof to the Contractor, which shall be not less than thirty (30) calendar days from the date of such notice. Prior to sending such notice of reduction, the Department shall advise the Contractor that such option is being exercised and affording the Contractor an opportunity to make within seven (7) calendar days any suggestion(s) it may have as to which program(s), service(s), service component(s), staff or staff-hours might be reduced or eliminated, PROVIDED, HOWEVER, that the Contractor expressly understands and agrees that the Department shall not be bound to utilize any of the Contractor's suggestions and that the Department shall have sole and exclusive discretion to decide how to effectuate the reductions.

            3. The termination and reduction options of the Department and City set forth in subdivisions 1 and 2, above, are independent and separate rights in addition to any other rights of termination or modification provided by this Agreement, by law or by relevant regulation, and supersede any and all rights or actions the Contractor may have under any provision of this Agreement to the contrary.


                                   ARTICLE VII

                               LIQUIDATED DAMAGES

            A. If the Contractor is not able to:

            (i)         respond to a Client's  or the  Department's  request for
                        maintenance   and  service  within  24  hours  following
                        receipt of such notification or

            (ii)        get the VHS  operating or supply a properly  functioning
                        VHS   within  24  hours   following   receipt   of  said
                        notification.

            B. The Contractor at the discretion of the Department shall pay to the Department, or at its option, the Department may deduct from any payment due or to become due to the Contractor, the monthly charge for the VHS, as fixed and agreed liquidated damages are not as a penalty.

            C. If there are interruptions in the monitoring services provided by the Contractor pursuant to Article IV of Part I of this Lease Agreement, totaling 24 hours or more during a monthly billing period that are not the result of an improper, faulty or non-operational phone system, the Contractor at the discretion of the Department, shall pay to the Department, or at its option, the Department may deduct from any payment due or to become due to the Contractor, the monthly charge under this Lease Agreement for the month said interruptions occurred as fixed and agreed liquidated damages and not as a penalty.


                                  ARTICLE VIII

                              MOST FAVORED CUSTOMER

            The Contractor warrants and represents that the prices, warranties, benefits and terms set forth herein are at least equal to or more favorable to the City than the prices, warranties, benefits, are terms now charged or offered by the Contractor to other customers under similar circumstances and terms and conditions, or that may be charged or offered during the term hereof for the same or substantially similar products or services defined in this Agreement. If at any time during the term hereof, the Contractor enters into an agreement or a basis that provides prices, warranties, benefits, or terms more favorable than those provided the City hereunder, then the Contractor shall within thirty (30) calendar days thereafter notify the City of such facts, and regardless of whether such notice is sent by the Contractor or received by the City, this Agreement shall be deemed to be amended, effective retroactively to the effective date of the more favorable agreement, to provide the same prices, warranties, benefits, or terms to the City; provided that the City shall have the right and option at any time to decline, to accept any such change, in which event such amendment shall be deemed null and void. If the Contractor is of the opinion that an apparently more favorable price, warranty, benefit or term charged or offered a customer during the term hereof is not in fact more favorable treatment, the Contractor shall promptly notify the Commissioner in writing setting forth in detail reasons that it believes said apparently more favorable treatment is in fact not more favorable treatment. The Commissioner, after due consideration of such written explanation, may decline to accept such explanation and thereupon this Agreement shall be deemed to be automatically amended effective retroactively to the effective date of the more favorable agreement, to provide the same prices, warranties, benefits, and/or terms to the City.


                                   ARTICLE IX

                                INDIVIDUAL FILES

            The Contractor will keep separate files and records for each recipient of the services so that they may be readily identifiable from those relating to other activities of the Contractor. In addition to information normally kept by the Contractor in individual files, such as basic information about the individual, describing and recording each use of the services by the individual, and the individual's progress, the Contractor will include such other information in individual files as the Department shall request.

                           PART II: GENERAL PROVISIONS
                           ---------------------------


                                    ARTICLE I

                                   DEFINITIONS

            As used throughout this Agreement, the following terms shall have the meaning set forth below:

            a. "City" shall mean the City of New York, its departments and political subdivisions.

            b. "Comptroller" shall mean the Comptroller of the City of New York.

            c.          "Department"   shall  mean  the   Department  of  Social
Services of the Human Resources Administration including its constituent agencies, departments, bureaus and their subdivisions.

            d. "Administrator" or "Commissioner" or "Agency Head" shall mean the Administrator of the Human Resources Administration/Commissioner of the Department of Social Services or his duly authorized representative. The term "duly authorized representative" shall include any person or persons acting within the limits of his authority.

            e. "Law" or "Laws" shall include but not be limited to the New York City Charger, the New York City Administrative Code, a Local Law of the City of New York, and any ordinance, rule or regulation having the force of law.

            f. When referring to the Contractor, the pronoun "it", shall also mean he or she, and the adjective "its" shall also mean his or her, as the case may be.

            g. "Agency Chief Contracting Officer" shall mean the position delegated authority by the Agency Head to organize and supervise the procurement activity of subordinate agency staff in conjunction with the City Chief Procurement Officer.


                                   ARTICLE II

                                    INSURANCE

            2.1 The Contractor shall carry paid up insurance in the sum of not less than One Million ($1,000,000) Dollars per occurrence to protect the Department and the City of New York, as their interests may appear, against any and all claims, loss or damage, whether in contract or tort, including claims for injuries to, or death of persons, or damage to property whether such injuries, death or damages be attributable to the negligence or any other acts of the Contractor, its employees, or otherwise. Such policy or policies of insurance shall be obtained from a company, or companies, duly licensed to do business in the State of New York and shall name the Department and the City of New York as additional parties insured thereunder, and shall provide that in the event of cancellation thereof the Department shall be notified at least fifteen (15) days in advance thereof. Two
(2) executed copies of all insurance policies shall be delivered to the Department for approval as to form prior to the effective date of this Agreement.

            2.2 WORKER'S COMPENSATION AND DISABILITY BENEFITS. If this Agreement be of such a character that the employees engaged thereon are required to be insured by the provisions of Chapter 615 of the Laws of 1922, known as the "Worker's Compensation Law" and acts amendatory thereto, the Agreement shall be void and of no effect or less the Contractor shall secure compensation for the benefit of, and keep insured during the life of this Agreement such employees in compliance with the provisions of said law, inclusive of Disability Benefits; and, shall furnish the Department with two (2) certificates of these insurance coverages.

            2.3 UNEMPLOYMENT INSURANCE. Unemployment Insurance coverage shall be obtained and provided by the Contractor of its employees.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            3.1 PROCUREMENT OF AGREEMENT.

            A. The Contractor represents and warrants that no person or selling agency has been employed or retained to elicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage fee, contingent fee or any other compensation. The Contractor further represents and warrants that no [payment], gift or thing of value has been made, given or promised to obtain this or any other agreement between the parties. The Contractor makes such representations and warranties to induce the City to enter into this Agreement and the City relies upon such representations and warranties in the execution hereof.

            B. For a breach or violation of such representations or warranties, the Administrator shall have the right to annul this Agreement without liability, entitling the City to recover all monies paid hereunder and the Contractor shall not make claim for, or be entitled to recover, any sum or sums due under this Agreement. This remedy, if effected, shall not constitute the sole remedy afforded the City for the falsity or breach, nor shall it constitute a waiver of the City's right to claim damages or refuse payment or to take any other action provided for by law or pursuant to this Agreement.

            3.2 CONFLICT OF INTEREST

            A. The Contractor represents and warrants that neither it nor any of its directors, officers, members, partners or employees, has any interest nor shall they acquire any interest, directly or indirectly, which would or may conflict in any manner or degree with the performance or rendering of the services herein provided. The Contractor further represents and warranties that in the performance of this Agreement no person having such interest or possible interest shall be employed by it. An elected official or other officer or employee of the city or Department, nor any person whose salary is payable, in whole or in part, from the City Treasury, shall participate in any decision relating to this Agreement which affects his personal interest or the interest of any corporation, partnership or association in which he is, directly or indirectly, interested nor shall any such person have any interest, direct or indirect, in this Agreement or in the proceeds thereof.

            B. The names addresses of the members of the Board of Directors of the Contractor shall be delivered to the Department upon execution of this Agreement. Any changes in the makeup of the Board shall be reported to the Department within 10 working days of such change.

            C. The Contractor's employees and members of their immediate families may not serve on:

            1.          The Board of Directors of the Contractor, or

            2. Any committee with authority to order personnel actions affecting his or her job, or which, either by rule or by practice, regularly nominates, recommends or screens candidates for employment in the program.

            3.3 FAIR PRACTICES

            The Contractor and each person signing on behalf of any Contractor represents and warrants and certifies, under penalty of perjury, that to the best of its knowledge and belief:

            A. The prices in this Agreement have been arrived at independently without collusion, consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to such prices with any other bidder or with any competitor;

            B. Unless otherwise required by law, the prices which have been quoted in this Agreement and or the proposal submitted by the Contractor have not been knowingly disclosed by the Contractor prior to the proposal opening, directly or indirectly, to any other bidder or to any competitor; and

            C. No attempt has been made or will be made by the Contractor to induce any other person, partnership or corporation to submit or not to submit a proposal for the purpose of restricting competition.

            The fact that the Contractor (a) as published price lists, rates, or tariffs covering items being procured, (b) has informed prospective customers of proposed or pending publication of new or revised price lists for such items, or
(c) has sold the same items to other customers at the same prices being bid, does not constitute, without more, a disclosure within the meaning of the above.

            3.4 AFFIRMATION OF RESPONSIBILITY AND PAID TAXES

            The Contractor affirms and declares that said Contractor is not in arrears to the City of New York upon any debt, contract or taxes and is not a defaulter, as a surety or otherwise, upon any obligation to the City of New York, and has not been declared not responsible, or disqualified, by any agency of the City of New York, nor is there any proceeding pending relating to the responsibility or qualification of the Contractor to receive public contracts except as otherwise stated in the affirmation pertaining to the foregoing which has been furnished to the Department.


                                   ARTICLE IV

                        AUDIT BY THE DEPARTMENT AND CITY

            4.1 All vouchers or invoices presented for payment to be made hereunder, and the books, records and accounts upon which said vouchers or invoices are based are subject to audit by the Department and by the Comptroller of the City of New York pursuant to the powers and responsibilities as conferred upon said Department and said Comptroller by the New York City Charter and the Administrative Code of the City of New York, as well as all orders and regulations promulgated pursuant thereto.

            4.2 The Contractor shall submit any and all documentation and justification in support of expenditures or fees under this Agreement as may be required by said Department and said Comptroller so that they may evaluate the reasonableness of the charges and shall make its records available to the Department and to the Comptroller as they consider necessary.

            4.3 To the extent that the Contractor receives as payment hereunder the amount of $25,000 or more the source of which is derived from federal funding, the Contractor shall be subject to any agency wide audit at least annually, but not less frequently than every two years. Such audit shall be in accordance with the directive of the Comptroller of the City of New York and/or the Human Resources Administration, are Federal Office of Management and Budget Circular A-133, "Audits of Institutions of Higher Education and other Nonprofit Organizations."

            4.4 All books, vouchers, records, reports, cancelled checks and any and all similar material related to this contract and the work thereunder may be subject to periodic inspection, review and audit by the State of New York, Federal Government and other persons only authorized by the City including the Department's Office of the Inspector General. Such audit may include examination and review of the source and application of all funds whether from the City, any State, the Federal Government, private sources or otherwise.

            4.5 The Contractor shall not be entitled to final payment under the Agreement until all requirements have been satisfactorily met.


                                    ARTICLE V

                           COVENANTS OF THE CONTRACTOR

            5.1 EMPLOYEES. All experts or consultants or employees of the Contractor who are employed by the Contractor to perform work under this Agreement are neither employees of the City nor under contract to the City and the Contractor alone is responsible for their work, direction, compensation and personal conduct while engaged under this Agreement. Nothing in this Agreement shall impose any liability or duty on the city for the acts, omissions, liabilities or obligations of the Contractor or any person, firm, company, agency, association, corporation or organization engaged by the Contractor as expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent, or for taxes of any nature including but not limited to unemployment insurance, worker's compensation, disability benefits and social security.

            5.2 LIABILITY

            A. The Contractor shall be solely responsible for all physical injuries or death to its agents, servants, or employees or to any other person and for all damage to any property sustained during its operations and work under this Agreement resulting from any act of commission or omission or error in judgment of any of its officers, trustees, employees, agents, servants, or independent contractors, and shall hold harmless and indemnify the City from liability upon any and all claims for damages on account of such injuries or death to any such person or damages to property or account of any neglect, fault or default of the Contractor, its officers, trustees, employees, agents, servants, or independent contractors. The Contractor shall be solely responsible for the safety and protection of all of its employees whether due to the negligence, fault or default of the Contractor or not.

            B. In the event that any claim is made or any action is brought against the City arising out of negligent or careless acts of an employee of the Contractor, either within or without the scope of his employment, or arising out of Contractor's negligent performance of this Agreement, then the City shall have the right to withhold further payments hereunder for the purpose of set-off in sufficient sums to cover the said claim or action. The rights and remedies of the City provided for in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

            5.3 MINIMUM WAGE. Except for those employees whose minimum wage is required to be fixed pursuant to Section 220 of the Labor Law of the State of New York, all persons employed by the Contractor in the performance of this Agreement shall be paid, without subsequent deduction or rebate, unless expressly authorized by law, nor less than the minimum wage as prescribed by law. Any breach or violation of the foregoing shall be deemed a breach or violation of a material provision of this Agreement.

            5.4 INDEPENDENT CONTRACTOR STATUS. The Contractor and the Department agree that the Contractor is an independent contractor, and not an employee of the Department or the City of New York, and that in accordance with such status as independent Contractor covenants and agrees that neither it nor its employees or agents will hold themselves out as, nor claim to be, officers or employees of the City of New York, or of any department, agency or unit thereof, by reason hereof, and that they will not, by reason hereof, make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the City of New York, including, but not limited to, Worker's Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or employee retirement membership or credit.

            5.5 CONFIDENTIALITY

            A. All information obtained, learned, developed or filed by the Contractor in connection with public assistance recipients or their relatives or in connection with other recipients of services, including data contained in official Department files or records, shall be held confidential by the Contractor pursuant to the provisions of the Social Services Law of the State of New York, the Federal Social Security Act, and any applicable regulations promulgated thereunder and shall not be disclosed by the Contractor to any person, organization, agency or other entity except as authorized or required by law.

            B. All of the reports, information or data, furnished to or prepared, assembled or used by the Contractor under this Agreement are to be held confidential, and the Contractor agrees that the same shall not be made available to any individual organization without the prior written approval of the Department.

            C. The provisions of this Section shall remain in full force and effect following termination of, or cessation of the services rendered by, this Agreement.

            5.6 BOOKS AND RECORDS. The Contractor agrees to maintain separate and accurate books, records, documents and other evidence of accounting procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature expenses in the performance of this Agreement. Such records shall be subject to review, audit and inspection by City, State and Federal personnel, including the Department's Office of the Inspector General.

            5.7 RETENTION OF RECORDS. The Contractor agrees to retain all books, records, and other documents relevant to this Agreement for six years after the final payment or termination of this Agreement, whichever is later. City, State and Federal auditors and any other persons duly authorized by the Department shall have full access to and the right to examine any of said materials during said period.

            5.8 COMPLIANCE WITH LAW. Contractor shall render all services under this Agreement in accordance with the applicable provisions of Federal, State and local laws, rules and regulations as are in effect at the time such services are rendered.

            5.9  FEDERAL   EMPLOYMENT   FACILITIES.   The   Contractor  and  its
subcontractors shall comply with the Civil Rights Act of 1964 and any amendment thereto, and the rules and regulations promulgated thereunder.

            5.10 NON-DISCRIMINATION AGAINST THE HANDICAPPED. The Contractor agrees that it will comply with the provisions of Section 504 of the Rehabilitation Act of 1973, as amended, and all regulations, guidelines and interpretations issued pursuant thereto.

            5.11 INVESTIGATION

            A. The parties to this Agreement agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (State) or City of New York (City) governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry.

            B. 1. If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceedings refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

            2. If any person refuses to testify for a reason other than the assertion of his or her privilege against self incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

            C. 1. The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved to determine if any penalties should attach for the failure of a person to testify.

            2. If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who covered the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph E, below, without the City incurring any penalty or damages for delay or otherwise.

            D. The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

            1. The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bios for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or

            2. The cancellation or termination of any and all such existing City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this Agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

            E. The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty, the factors in paragraphs 1 and 2, below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs 3 and 4, below, in addition to any other information which may be relevant and appropriate;

            1. The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

            2. The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

            3. The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

            4. The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under D, above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in C(1), above, gives notice and proves that such interest was previously acquired. Under either circumstance, the party or entity must present evidence at the haring demonstrating the potential adverse impact a penalty will have or such person or entity.

            F.    1.    The  term  "license"  or  "permit"  as used herein shall
be defined as a license, permit, franchise or concession not granted as a matter of right.

            2. The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

            3. The term "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transact business with the City.

            4. The term "member" as used herein shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

            G. In addition to and notwithstanding any other provision of this Agreement, the Commissioner or agency head may in his or her sole discretion terminate this Agreement upon not less than three (3) days written notice in the event Contractor fails to promptly report in writing to the Commissioner of Investigation of the City of New York any solicitation of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this Agreement by the Contractor, or affecting the performance of this contract.

            5.12 ASSIGNMENT

            A. The Contractor shall not assign, transfer, convey, sublet or otherwise dispose of this Agreement, or of the Contractor's right, title, interest obligations or duties herein, or the Contractor's power to execute such Agreement, or assign, by power of attorney or otherwise, any of its rights to receive monies due or to become due under this Agreement, unless the prior written consent of the Administrator shall be obtained. Any such assignment, transfer, conveyance, sublease or other disposition without such consent shall be void.

            B. In the event that the Contractor assigns, transfers, conveys, sublets or otherwise disposes of this Agreement as specified in subdivision A, above, without the prior written consent of the Department, the Department shall revoke and annul this Agreement and the Department shall be relieved and discharged from any and all liability and obligations growing out of such Agreement to the Contractor, its assignees, transferees or sublessees, and the Contractor shall, lose all monies theretofore earned under this Agreement, except so much thereof as may be required to pay the Contractor's employees. The provisions of this section shall not hinder, prevent or affect an assignment by the Contractor for the benefit of its creditors made pursuant to the laws of the State of New York.

            C. This Agreement may be assigned by the City to any corporation, agency or instrumentality having authority to accept such assignment.

            5.13 SUBCONTRACTOR

            A. The Contractor agrees not to enter into any sub-contracts for the performance of its obligations, in whole or in part, under this Agreement without the prior written approval of the Department. Two copies of each such proposed sub-contract shall be submitted to the Department with the Contractor's written request for approval.

            B. All such sub-contracts shall contain provisions specifying:

            1. that the work performed by the sub-contractor must be in accordance with the terms of the Agreement between the Department and the Contractor;

            2. that nothing contained in such contract shall impair the rights of the Department;

            3. that nothing contained therein, or in the Agreement between the Department and the Contractor, shall create any contractual relationship between the sub- contractor and the Department; and

            4. that the sub-contractor specifically agrees to be bound by the confidentiality provisions set forth in the Agreement between the Department and the Contractor.

            C. The Contractor agrees that it is fully responsible to the Department for the acts and omissions of the sub-contractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it.

            D. The aforesaid approval is required in all cases other than individual employer- employee contracts.

            E. The Contractor shall not in any way be relieved of any responsibility under this Agreement by any sub-contract.

            5.14 PARTICIPATION IN AN INTERNATIONAL BOYCOTT

            A. The Contractor agrees that neither the Contractor nor any substantially-owned affiliate company is participating or shall participate in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, of the regulations of the United States Department of Commerce promulgated thereunder.

            B. Upon the final determination by the Commerce Department or any other agency of the United States as to, or conviction of the Contractor or a substantially-owned affiliated company thereof, of participation in an international boycott in violation of the provisions of the Export
Administration Act of 1979, as amended, or the regulations promulgated thereunder, the Comptroller may, at his option, render, forfeit and void this contract.

            C. The Contractor shall comply in all respects with the provisions of Section 6-114 of the Administrative Code of the City of New York and the rules and regulations issued by the Comptroller thereunder.

            5.15 ANTI-TRUST. The Contractor hereby assigns, sells and transfers to the City all right, title and interest in and to any claims and causes of action arising under the anti-trust laws of the State of New York or of the United States relating to the particular goods or services purchased or procured by the City under this Agreement.

            5.16 PUBLICITY

            A. The prior written consent of the Department is required before the Contractor or any of its employees, servants, agents or independent contractors may, at any time, either during or after completion or termination of this Agreement, make any statement to the press or issue any material for publication through any media of communication bearing on the work performed or data collected under this Agreement.

            B. If the Contractor publishes a work dealing with any aspect of performance under this Agreement, or of the results and accomplishments attached in such performance, the Department shall have a royalty free, non-exclusive and irrevocable license to reproduce, publish or otherwise use and to authorize others to use the publication.

            5.17 INVENTIONS, PATENTS AND COPYRIGHTS.

            A. Any discovery or invention arising out of or developed in the course of performance of this Agreement shall be promptly and fully reported to the Department, and if this work is supported by a federal grant of funds, it shall be promptly and fully reported to the Federal Government for determination as to whether patent protection on such invention shall be sought and how the rights in the invention or discovery, including rights under any patent issued thereon, shall be disposed of and administered in order to protect the public interest.

            B. No report, document or other data produced in whole or in part with contract funds shall be copyrighted by the Contractor nor shall any notice of copyright be registered by the Contractor in connection with any report, document or other data developed for the Agreement.

            C. If any copyrightable material is developed under, or in the course of performing this Agreement, any Federal Agency providing federal financial participation for the Agreement, the New York State Department of
Social Services and the City of New York shall have a royalty-free, non-exclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, the work for governmental purposes.

            D. In no event shall Subsections A, B and C of this Section be deemed to apply to any report, document or other data, or any invention of the Contractor which existed prior to, or was developed or discovered independently from, its activities related to or funded by this Agreement.

            5.18 INFRINGEMENTS

            The Contractor shall be liable to the Department and hereby agrees to indemnify and hold the Department harmless for any damage or loss or expense sustained by the Department from any infringement by the Contractor of any copyright, trademark or patent rights of designs, systems, drawings, graphs, charts, specifications or printed matter furnished or used by the Contractor in the performance of this Agreement.


                                   ARTICLE VI

                                   TERMINATION

            6.1 The Department and/or City shall have the right to terminate this Agreement, in whole or in part:

            A. Under any right to terminate as specified in any section of this Agreement or for a material breach of this Agreement.

            B. Upon the failure of the Contractor to comply with any of the terms and conditions of this Agreement which is not cured within ten (10) days of the Department's request therefor.

            C. Upon the Contractor's becoming insolvent.

            D. Upon the commencement under the Bankruptcy Act of any proceeding by or against the Contractor, either voluntarily or involuntarily.

            E. Upon receipt of notification that State or Federal reimbursement or funding is no longer available for services provided pursuant to this Agreement.

            F. Without cause or if the Department deems that termination would be in the best interest of the City.

            6.2 The Department or City shall give the Contractor written notice of any termination of this Agreement specifying therein the applicable provisions of Section 6.1 of this Article and the effective date thereof which shall not be less than ten (10) days from the date the notice is received, except if termination is based on paragraph B of Section 6.1 of this Article, in which event notice shall be not less than thirty (30) days.

            6.3 The Contractor shall be entitled to apply to the Department to have this Agreement terminated by said Department by reason of any failure in the performance of this Agreement (including any failure by the Contractor to make progress in the prosecution of work hereunder which endangers such performance), if such failure arises out of cause beyond the control and without the fault or negligence of the Contractor. Such causes may include, but are not restricted to: acts of God or of the public enemy; acts of the Government in either its sovereign or contractual capacity; fires, floods; epidemics; quarantine restrictions; strikes; freight embargoes, or any other cause beyond the reasonable control of the Contractor. The determination that such failure arises out of causes beyond the control and without the fault or negligence of the Contractor shall be made by the Department which agrees to exercise reasonable judgment therein. If such determination is made and the Agreement terminated by the Department pursuant to such application by the Contractor, such termination shall be deemed to be without cause.

            6.4 Upon termination of this Agreement the Contractor shall comply with the Department or the City close-out procedures, including but not limited to:

            A. Accounting for and refund to the Department or City, within thirty (30) days, any unexpended funds which have been paid to the Contractor pursuant to this Agreement.

            B. Furnishing within thirty (30) days an inventory to the Department or City of all equipment, appurtenances and property purchased through or provided under this Agreement and carrying out any Department or City directive concerning the disposition thereof.

            C. Not incurring or paying any further obligation pursuant to this Agreement beyond the termination date. Any obligation necessarily incurred by the Contractor on account of this Agreement prior to receipt of notice of termination are falling due after such date shall be paid by the Department or City in accordance with the terms of this Agreement. In no event shall the word "obligation," as used herein, be construed as including any lease agreement, oral or written, entered into between the Contractor and its Landlord.

            D. Turn over to the Department or City or its designees all books, records, documents and material specifically relating to this Agreement.

            E. Submit, within ninety (90) days, a final statement and report relating to this Agreement. The report shall be made by a certified public accountant or a licensed public accountant.

            6.5 In the event the Department or City shall terminate this Agreement in whole or in part as provided in paragraphs A, B, C or D of Section
6.1 of this Article, the Department or City may procure, upon such terms and in such manner as deemed appropriate services similar to those so terminated, and the Contractor shall continue the performance of this Agreement to the extent not terminated thereby.

            6.6 Notwithstanding any other provisions of this Agreement, the Contractor shall not be relieved of liability to the City for damages sustained by the City by virtue of the Contractor's breach of the Contract, and the City may withhold payments to the Contractor for the purpose of setoff until such time as the exact amount of damages due to the City from the Contractor is determined.

            6.7 The provisions of the Agreement regarding confidentiality of information shall remain in full force and effect following any termination.

            6.8 The rights and remedies of the City provided in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.


                                   ARTICLE VII

                         CONTRACTOR'S HIRING COMMITMENT

            7.1 Except as otherwise provided by Paragraph (7) of this Article, Contractor agrees as a condition of this contract, to hire at least one Public
Assistance Recipient ("PA Recipient") for each $250,000 in value of this contract, or to the extent that the Contractor enters into other contracts with the Department, for each $250,000 of the cumulative value of contracts of the Contractor during the term of this Agreement.

            7.2 Such hiring shall be for full-time employment of at least a minimum of 35 hours per week. The rate of pay shall be at least 20% above the federal minimum wage, and the duration of the employment shall be for at least one year. In the event that a replacement of a PA Recipient is made by the Contractor during the one year, such replacement shall not count as an additional employee toward Contractor's hiring requirement set forth in Paragraph (1) of this Article.

            7.3 Within thirty days of the commencement date of this contract ("commencement date") or fifteen days following notice from the Department that a request for an exemption from the provisions of this Rider has been denied, Contractor shall submit, on forms specified by the Department, information and specifications for the job(s) available.

            7.4 The Contractor, may at its option, request the assistance of the Department in identifying potential employees. In such case, the Department will refer PA Recipients to the Contractor for employment interviews.

            7.5 Contractor shall hire the number of employees agreed upon pursuant to Paragraph (1) of this Article within ninety days of the commencement date or such longer period as may be specified, in writing, by the Department.

            7.6 In the event Contractor fails to hire [said] agreed upon number of PA Recipients within the time required pursuant to Paragraph (5) of this Article, and to pay or retain such employees pursuant to Paragraph (2) of this Article, Contractor shall pay to the Department or the Department may at its option, deduct from monies due or become due to Contractor, the amount of $19.18 per employee for each calendar day for which such PA Recipient(s) is/are not employed by Contractor as required by this Article. Such amount is hereby fixed and agreed as liquidated damages.

            7.7 Contractor may apply to the Department for exemption from all or part of the requirements of this Article. Any application for an exemption must be made before the expiration of thirty days after the commencement date of this contract, or any subsequent contract as discussed in Paragraph (1) herein, and shall be in the form specified by the Department. Exemption may be granted upon a showing that the operation of this Article will constitute an extreme hardship, within the sole discretion of the Department; or to any Contractor not employing twenty or more employees at a place of business within the City of New York.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 CHOICE OF LAW, CONSENT TO JURISDICTION AND VENUE. This Agreement shall be deemed to be executed in the City of New York, regardless of the domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State of New York.

            The parties agree that any and all claims asserted by or against the City arising under this Agreement or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the courts of the State of New York ("New York State Courts") located in the City and County of New York. To effectuate this agreement and intent, the Contractor agrees:

            A. If the City initiates any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contract may be found, or by registered mail addressed to the Contractor at its address as set forth in this Agreement, or to such other address as the Contractor may provided to the City in writing; and

            B. With respect to any action between the City and the Contractor in New York State Court, the Contractor hereby expressly waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of [FORUM-NON-CONVENIENS], (ii) to remove to Federal Court; and (iii) to move for a change of venue to a New York State Court outside New York County.

            C. With respect to any action between the City and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

            D. If the Contractor commences any action against the City in a court located other than in the City and State of New York, upon request of the City, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, the Contractor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

            If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

            8.2 GENERAL RELEASE. The acceptance by the Contractor or its assignees of the final payment under this Agreement, whether by voucher, judgment of any court of competent jurisdiction or any other administrative means, shall constitute and operate as a general release to the City from any and all claims of and liability to the Contractor arising out of the performance of this Agreement.

            8.3 CLAIMS AND ACTIONS THEREON

            A. No action at law or proceeding in equity against the City or Department shall lie or be maintained upon any claim based upon this Agreement or arising out of this Agreement or in any way connected with this Agreement unless the Contractor shall have strictly complied with all requirements relating to the giving of notice and of information with respect to such claims, all as herein provided.

            B. No action at law or proceeding in equity shall lie or be maintained against the Department or the City upon any claim based upon this Agreement or arising out of this Agreement unless such action shall be commenced within six (6) months after the date of final payment hereunder, or within six
(6) months of termination or conclusion of this Agreement, or within six (6) months of accrual of the cause of action, whichever is earliest.

            C. In the event any claim is made or any action brought in any way relating to the Agreement herein, the Contractor shall diligently render to the Department and/or the City of New York without additional compensation any and all assistance which the Department and/or the City of New York may require of the Contractor.

            D. The Contractor shall report to the Department in writing within three (3) working days of the initiation by or against the Contractor of any legal action or proceeding in connection with or relating to this Agreement.

            8.4 NO CLAIM AGAINST OFFICERS, AGENTS OR EMPLOYEES. No claim whatsoever shall be made by the Contractor against any officer, agent or employee of the City for, or on account of, anything done or omitted in connection with this Agreement.

            8.5 WAIVER. Waiver by the Department of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the Agreement unless and until the same shall be agreed to in writing by the Department or City as required and attached to the original Agreement.

            8.6 NOTICE. The Contractor and the Department hereby designate the business addresses hereinabove specified as the places where all notices, directions or communications from and such party to the other party shall be delivered, or to which they shall be mailed. Actual delivery of any such notice, direction or communication to a party at the aforesaid place, or delivery by certified mail shall be conclusive and deemed to be sufficient service thereof upon such party as of the date such notice direction or communication is received by the party. Such address may be changed at any time by an instrument in writing executed and acknowledged by the party making such change and delivered to the other party in the manner as specified above. Nothing in this section shall be deemed to serve as a waiver of any requirements for the service of notice or process in the institution of an action or proceeding as provided by law.

            8.7 ALL LEGAL PROVISIONS DEEMED INCLUDED. It is the intent and understanding of the parties to this Agreement that each and every provision of law required to be inserted in this Agreement shall be and is inserted herein. Furthermore, it is hereby stipulated that every such provision is to be deemed to be inserted herein, and if, through mistake or otherwise, any such provision is not inserted, or is not inserted in correct form, then this Agreement shall forthwith upon the application of either party be amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

            8.8 SEVERABILITY. If this Agreement contains any unlawful provision not an essential part of the Agreement and which shall not appear to have been a controlling or material inducement to the making thereof, the same shall be deemed no effect and shall, upon notice by either party, be deemed stricken from the Agreement without affecting the binding force of the remainder.

            8.9 MODIFICATION. This Agreement may be modified by the parties in writing in a manner not materially affecting the substance hereof. It may not be altered or modified orally.

            8.10 PARAGRAPH HEADINGS. Paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement and in no way affect this Agreement.

            8.11 CONSULTANTS REPORTS. A copy of each consultant report submitted by a consultant to any City official or to any officer, employee, agent or representative of a City department, agency, commission or body or to any corporation, association or entity whose expenses are paid in whole or in part from the City treasury shall be furnished to the Commissioner of the department to which such report was submitted or, if not a City department, then to the chief controlling officer or officers of such other office or entity. A copy of such report shall also be furnished to the Director of the Mayor's Office of Construction for matter related to construction or to the Director of the Mayor's Office of Operations for all other matters.

            8.12 VENDEX QUESTIONNAIRES. The provision shall apply to contracts valued at $100,000 or more:

            A. The Contractor states that the Principal, Individual, Business Entity and Non-for-Profit Organization Questionnaires (VENDEX Questionnaires), as the case may be, required by Procurement Policy Board Rule 521 and any regulations promulgated thereunder, have been duly executed and submitted to the Department. The Contractor understands that the Department's reliance upon the veracity of the information stated therein is a material condition to the execution of this Agreement, and that such information is in no respect misleading.

            B. The Contractor shall submit the applicable VENDEX Questionnaires, or if applicable, an Affidavit of No Change at least annually or upon the renewal of this Agreement. Any contractor for which submission requirements for Business Entities and Not-for-Profit Organizations apply shall submit the applicable new fully completed VENDEX Questionnaires to the Department every three years.

            C. This Agreement shall be a nullity until the Contractor complies with any and all the requirements set forth in Procurement Policy Board Rule 521 and any regulations promulgated thereunder, and the VENDEX Questionnaires.

            8.13 EXTENSION OF TIME - NON-CONSTRUCTION. Upon written application by the Contractor, the Agency Chief Contracting Officer may grant an extension of time for performance of the contract. Said application must state, at a minimum, in detail, each cause for delay, the date the cause of the alleged delay occurred, and the total number of delay in days attributable to such cause.

            The ruling of the Agency Chief Contracting Officer shall be final and binding as to the allowance of an extension and the number of days allowed.

            8.14 RESOLUTION OF DISPUTES

            1. Any dispute arising out of the performance of this Agreement between the Department and the Contractor shall be resolved in accordance with this Section of the contract and with Section 741 of the Rules of the Procurement Policy Board.

            2. The procedure for resolving any dispute described in this Section shall be the exclusive means of resolving any such dispute.

            3. During the time the dispute is being presented, heard and considered pursuant to this Section, the terms of the contract shall remain in full force and effect and the Contractor shall continue to perform work in accordance with the contract and as directed by the Agency Chief Contracting Officer. Failure of the Contractor to continue the work as directed shall constitute a waiver by the Contractor of any and all claims being presented pursuant to this Section and a material breach of the contract.

            4. PRESENTATION OF DISPUTES TO AGENCY HEAD

            A. The Contractor shall present its dispute in a written submission (hereinafter referred to as a "Notice of Dispute") to the Commissioner, hereinafter Agency Head for an initial determination, in accordance with the provisions of this Section.

            B. TIME, FORM AND CONTENT OF A CONTRACTOR'S NOTICE OF DISPUTE AND THE AGENCY'S RESPONSE. The Notice shall be submitted by the Contractor to the Agency Head within ten (10) days of receiving notice of the determination or action which is the subject of the dispute. This notice requirement shall not replace any other notice requirements contained in the contract. The Contractor shall have an additional ten (10) days to submit a detailed written submission pertaining to the dispute. The written submission shall include all the facts, evidence, documents or other basis upon which the Contractor relies in support of its position, as well as a detailed computation demonstrating how the amount of money claimed by the Contractor in the dispute was arrived at. Within ten (10) days after receipt of the detailed written submission, the Agency Chief Contracting Officer shall submit to the Agency Head all materials which he or she deems pertinent to the dispute. Thereafter, either party may demand of the other the production of any documents or other material not already produced which the demanding party believes may be relevant to the dispute. The requested party shall produce all relevant documents. Any question as to relevancy shall be determined by application to the Agency Head, whose decision shall be final and conclusive as to both parties. Willful failure of the Contractor to produce any requested material whose relevancy the contractor has not disputed (or following a determination by the Agency Head that the material should be produced) shall constitute a final waiver by the Contractor of its claim.

            C. AGENCY HEAD INQUIRY. The Agency Head shall examine the material and may, in his or her exclusive discretion, convene an informal conference with the Contractor and the Agency Chief Contracting Officer to resolve the issue by mutual consent prior to reaching a determination. The Agency Head may seek such technical or other expertise as he or she shall deem appropriate, including the use of neutral mediators and require any such additional material from either or both parties as he or she deems fit. The Agency Head's ability to render, and the effect of a decision hereunder, shall not be impaired by any negotiations in connection with the dispute presented, whether or not the Agency Head participates therein. Any party to the dispute or the Agency Head may compel the participation of any other contractor with a contract related to project, and that Contractor shall be bound by the decision of the Agency Head. Any Contractor [thus] brought into the dispute resolution proceeding shall have the same rights to make presentations and to seek review as the initiating Contractor.

            D. AGENCY HEAD DETERMINATION. Within ten (10) days after the receipt of all materials and information or such longer time as may be agreed to by the parties, the Agency Head shall render its decision in writing and shall deliver or send a copy of such decision to the Contractor and Agency Chief Contracting Officer, together with a statement concerning how the decision may be appealed. Failure to render a decision within twenty (20) days, or within such longer time as is agreed to by the parties, shall be deemed rejection of the claim for purposes of presenting the claim to the Contract Dispute Resolution Board.

            E. FINALITY OF AGENCY HEAD DECISION. The Agency Head's decision shall be final and binding on both parties, unless presented to the Contract Dispute Resolution

Board pursuant to these rules. The City may not take a petition from a decision of the Agency Head to the Contract Dispute Resolution Board. However, should the Contractor take such a petition, the City may seek, and the Board may render, a determination less favorable to the Contractor and more favorable to the City than the decision of the Agency Head.

            5. CONTRACT DISPUTES RESOLUTION BOARD. There shall be a Contract Dispute Resolution Board composed of:

            a. the City Chief Procurement Officer or a designee; who shall be the Chairperson of the Board;

            b. an employee of another City agency, having the requisite background to consider and resolve the merits of the dispute (who shall be selected by the City Chief Procurement Officer from a prequalified panel of such employees); and

            c. a neutral person with appropriate expertise. This person shall be selected by the City Chief Procurement Officer from a prequalified panel of individuals approved by the Procurement Policy Board with the appropriate background to act as decision-makers in a dispute.

            6. PRESENTATION OF DISPUTE TO THE COMPTROLLER. Before any dispute may be brought by the Contractor to the Contract Dispute Resolution Board, the Contractor must first present its claim to the Comptroller for his or her review, investigation and possible adjustment.

            A. TIME FORM AND CONTENT OF NOTICES. Within twenty (20) days of its receipt of a decision by the Agency Head, the Contractor shall submit to the Comptroller a Notice of Claim regarding its dispute with the agency. The Notice of Claim shall consist of (i) a written statement of the substance of the dispute and why the dispute was wrongly decided by the Agency Head; (ii) a copy of the written decision of the Agency Head; (iii) copies of all materials submitted by the Contractor to the agency, including the Notice of Dispute and the detailed written submission pertaining to the dispute. The Contractor may not present to the Comptroller in this Notice any material not presented to the Agency Head, except at the request of the Comptroller.

            B. AGENCY RESPONSE. The Comptroller shall notify the agency of receipt of the notice of Claim. Within five (5) business days, the agency shall make available to the Comptroller copies of all material submitted by the agency to the Agency Head in connection with the dispute at issue.

            C. COMPTROLLER INVESTIGATION. The Comptroller may investigate the claim in dispute and, in the course of such investigation, may exercise all powers provided in section 7-201 and 7-203 of the New York City Administrative Code. In addition, the Comptroller may demand of either party, and such party shall provide, whatever actional material the comptroller deems pertinent to the claim, including original business records of the

Contractor. Such demand shall be made within fifteen (15) days of receipt of agency material. Willful failure of the Contractor to produce within ten (10) days any material requested by the Comptroller shall constitute a waiver by the Contractor of its claim. The Comptroller may also schedule an informal conference to be attended by the Contractor, agency representatives, and any other personnel desired by the Comptroller.

            D. OPPORTUNITY OF COMPTROLLER TO COMPROMISE OR ADJUST CLAIM. The Comptroller shall have forty-five (45) days from his or her receipt of all materials referred to in paragraph (c) to investigate the dispute claim. The period for investigation and compromise may be further extended by agreement between the Contractor and the Comptroller, to a maximum of ninety (90) days from the Comptroller's receipt of the materials. The Contractor may not present its petition to the Contract Dispute Resolution Board until the period for investigation and compromise delineated in this section has expired. In compromise or adjusting any claim hereunder, the Comptroller may not revise or disregard the terms of the contract between the parties.

            7. PETITION TO CONTRACT DISPUTE RESOLUTION BOARD. In the event the claim has not been settled or adjusted by the Comptroller within the period provided in subsection (6) of this section, the Contractor, within ten (10) days thereafter, may petition the Contract Dispute Resolution Board to review the Agency Head determination.

            A. FORM AND CONTENT PETITION BY CONTRACTOR. The Contractor shall present its dispute to the Contract Dispute Resolution Board in the form of a Petition, with copies to the Agency Head, Corporation Counsel and the Comptroller. Such Petition shall include (i) a brief written statement of the substance of the dispute and the reason(s) the dispute was wrongly decided by the Agency Head; (ii) a copy of the written decision by the Agency Head; (iii) copies of all material submitted by the Contractor to the Comptroller. Within fifteen (15) days of its receipt of the Petition, the agency shall report to the brief written statement of the Contractor and make available to the Board all material it submitted to the Agency Head and Comptroller.

            B.          FURTHER   PROCEEDINGS.   The  Board  shall   permit  the
Contractor to present its case by the submission of memoranda, briefs and oral argument. The Contractor may not however, support its case with any documentation or other material which was not presented to the Agency Head or the Comptroller. The Board shall also permit the Agency to present its case in response to the Contractor by the submission of memoranda, briefs and oral document. If requested by the Corporation Counsel, the Comptroller will provide reasonable assistance in the preparation of the agency's case. The Board, at its discretion, may seek such technical or other expertise as it shall deem appropriate and any such additional material from either or both parties as it deems fit.

            C. CONTRACT DISPUTE RESOLUTION BOARD DETERMINATION. Within thirty (30) days of the conclusion of all written submission and oral arguments, the Board shall render a written decision resolving the dispute. In an unusually complex case, the Board may render its decision in a longer period of time, not to exceed sixty (60) days, and shall so advise the parties at the commencement of this period. The Board's decision must be consistent with the terms of the contract between the parties. In reaching its decision, the Board shall accord no precedential significance to prior decisions of the Board involving other non-related contracts.

            D.          NOTIFICATION  OF  CONTRACT   DISPUTE   RESOLUTION  BOARD
DECISION. The Board shall send a copy of its decision to the Contractor, the Agency Chief Contracting Officer and the Comptroller.

            E.          FINALITY OF CONTRACT DISPUTE  RESOLUTION BOARD DECISION.
The Board's decision of a Contractor's appeal shall be final and binding on both parties, except to the extent that it may be reviewable in accordance with the balance of this subsection. The Contractor may seek review of the Board's decision solely in the form of a challenge, made within four months of the date of the Board's decision, in a court of competent jurisdiction of the State of New York, County of New York, under the procedures and rules applicable in the Court, and the City may then cross-appeal. Such review by the Court shall be limited to the question of whether or not the Board's decision was obtained or affected by fraud, bad faith, or palpable error. No evidence or information shall be introduced or relied upon in such proceeding which was not presented to the Board in accordance with this rule. In any such proceeding the City may seek and the Court may render a decision more favorable to the City than that rendered by the Contract Dispute Resolution Board.

            F. Any termination, cancellation, or alleged breach of the contract prior to or during the pendency of any proceedings pursuant to this Section shall not affect or impair the ability of the Agency Head or Dispute Resolution Board to make a binding and final decision pursuant to this section.

            8.15 CONTRACT NAMES

            A. Changes may be made to this contract only as duly authorized by the Agency Chief Contracting Office or his or her designee. Vendors deviating from the requirements of an original purchase order or contract without a duly approved change order document, or written contract modification or amendment, do so at their own risk. All such changes, modifications and amendments will become a part of the original contract.

            B. Contract changes will be made only for work necessary to complete the work included in the original scope of the contract, and for non-material changes to the scope of the contract. Changes are not permitted for any material alteration in the scope of work. Contract changes may include any contract revision deemed necessary by the Contracting Officer.

            C. The Contractor shall be entitled to a price adjustment for extra work performed pursuant to a written change order. If any part of the contract work is necessarily delayed by a charge order, the contractor will be entitled to an extension of time for performance. Adjustments to price shall be computed in one or more of the following ways: (i) by agreement of a fixed price; (ii) by unit process specified in the contract;
(iii) by time and material record; and/or (iv) in any other manner approved by the City Chief Procurement Officer.

            D. Where the cost of the charge order has been negotiated in the absence of established cost history, the costs are subject to verification by post audit. If the post-audit reveals that the Contractor's costs for the change order work were inaccurately stated during negotiations, the agency shall recoup the amount by which the costs were inaccurately stated by proportionally reducing the price of the change order. This remedy is not exclusive and in addition to all other rights and remedies of the City.

            E. Except in the case of requirements contracts, any contract increases which cumulatively exceed the greater of 10% or $50,000 must be approved in writing by the City Chief Procurement Officer. Any contract amendment which either amends a unit price, cancels required units, or adds a new type of unit item to the contract must be approved in writing by the Agency Chief Contracting Officer.

            8.16 NO DAMAGE FOR DELAY. The Contractor agrees to make no claim for damages for delay in the performance of this Contract occasioned by any act or omission to act of the City or any of its representatives, and agrees that any such claim shall be fully compensated for by an extension of time to complete performance of the work as provided herein.

            8.17 PROMPT PAYMENT

            A.          The Prompt  Payment  provisions  set forth in Chapter 6,
Section 661 of the Procurement Policy Board Rules in effect at the time of this solicitation will be applicable to payments made under this contract. The provisions require the payment to contractors of interest on payments made after the required payment date except as set forth in subdivisions c(3) and c(2), (3) and (5) of Section 661 of the Rules.

            B. The contractor must submit a proper invoice to receive payment, except where the contract provides that the contractor will be paid at predetermined intervals without having to submit an invoice for each scheduled payment.

            C. Determination of interest due will be made in accordance with the provisions of Section 661 of the Procurement Policy Board Rules are General Municipal Law 3-a.

                                   ARTICLE IX

                                EQUAL EMPLOYMENT

            9.1 PAYOR'S EXECUTIVE ORDER NO. 50

            A. This Agreement is subject to the requirements of Executive Order No. 50 (1980) as revised ("E.O. 50") are the Rules and Regulations promulgated thereunder. No Contract will be awarded unless and until these requirements have been complied with in their entirety. By signing this Contract, the Contractor agrees that it:

               (1) will not engage in any unlawful discrimination against any employee or applicant for employment because of race, creed, color, national origin, sex, age, disability, marital status, or sexual orientation with respect to all employment decisions including, but not limited to recruitment, hiring, upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

               (2) the Contractor agrees that when it subcontracts it will not engage in any unlawful discrimination in the selection of subcontractors or the basis of the owner's race, color, creed, national origin, sex, age, disability, marital status or sexual orientation or that it is an equal opportunity employer;

               (3) will state in all solicitations or advertisements for employees placed by or on behalf of the Contractor that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, age, disability, marital status or sexual discrimination; or that it is an equal employment opportunity employer;

               (4) will send to each labor organization or representative of workers with which is has a collective bargaining agreement or other contract or memorandum of understanding, written notification of its equal employment opportunity commitments under E.O. 50 and the rules and regulations promulgated thereunder; and

               (5) will furnish all information and reports including an Employment Report before the award of the Contract which are required by E.O. 50, the rules and regulations promulgated thereunder, and orders of the Director of the Bureau of Labor Services ("Bureau"), and will permit access to its books, records and accounts by the Bureau for the purposes of investigation to ascertain compliance with such rules, regulations, and orders.

            Nothing contained in this section shall be construed to bar any religious or denominational institution or organization, or any organization operated for charitable or educational purposes, which is operated, supervised or controlled by or in connection with a religious organization, from limiting employment or giving preference to persons of the same religious or denomination or from making such selection as is calculated by such organization to promote the religious principles for which it is established or maintained.

            B. The Contractor understands that in the event of its noncompliance with the nondiscrimination clauses of this Agreement or with any such rules, regulations or orders, such noncompliance shall constitute a material breach of this Agreement and noncompliance with E.O. 50 and the rules and regulations promulgated thereunder. After a hearing held pursuant to the rules of the Bureau, the Director may direct the imposition by the contracting agency head of any or all of the following sanctions:

                        (1)         disapproval of the Contractor;
                        (2)         suspension or termination of the Agreement;
                        (3)         declaring the Contractor in default; or
                        (4) in lieu of any of the foregoing sanctions, the Director may impose an employment program.

            C. The Director of the Bureau may recommend to the contracting agency head that a Board of Responsibility be convened for purposes of declaring a contractor who has repeatedly failed to comply with E.O. 50 and the rules and regulations promulgated thereunder to be nonresponsible.

            D. The Contractor agrees to include the provisions of the foregoing paragraphs in every subcontract or purchase order in excess of $50,000 to which it becomes a party, unless exempted by E.O. 50 and the rules and regulations promulgated thereunder, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as may be directed by the Director of the Bureau of Labor Services as a means of enforcing such provisions including sanctions for noncompliance.

            E. The Contractor further agrees that it will refrain from entering into any contract or contract modification subject to E.O. 50 and the rules and regulations promulgated thereunder with a subcontractor who is not in compliance with the requirements of E.O. 50 and the rules and regulations promulgated thereunder.

            9.2 WHERE REQUIRED BY NEW YORK STATE LABOR LAW SECTION 220-E THE CONTRACTOR AGREES:

            A. That in the hiring of employees for the performance of work under this Agreement or any subcontract hereunder, neither the Contractor, subcontractor, nor any person acting on behalf of such Contractor or subcontractor shall by reason of race, creed, color, sex or national origin discriminate against any citizen of the State of New York who is qualified and available to perform the work to which the employment relates;

            B. That neither the Contractor, subcontractor, nor any person on behalf thereof shall, in any manner, discriminate against or intimidate any employee hired for the performance of work under this Agreement on account of race, creed, color, sex or national origin;

            C. That there may be deducted from the amount payable to the Contractor by the City under this Agreement a penalty of five dollars for each person for each calendar day during which such person was discriminated against or intimidated in violation of the provisions of this Agreement; and

            D. That this Agreement may be canceled or terminated by the City and all moneys due or to become due hereunder may be forfeited, for a second on any subsequent violation of the terms and conditions of this section of the Agreement.

            E. The aforesaid provisions of this section covering every contract for or on behalf of the State or a municipality for the manufacture, sale or distribution of materials, equipment or supplies shall be limited to operations performed with the territorial limits of the State of New York.

            9.3 WHERE REQUIRED BY NEW YORK CITY ADMINISTRATIVE CODE SECTION 6-108 THE CONTRACTOR AGREES THAT:

            A. It shall be unlawful for any person engaged in the construction, alteration or repair of buildings or engaged in the construction or repair of buildings or engaged in the construction or repair of streets or highways pursuant to a contract with the City or engaged in the manufacture, sale or distribution of materials, equipment or supplies pursuant to a contract with the City to refuse to employ or to refuse to continue in any employment any person on account of the race, color or creed of such person.

            B. It shall be unlawful for any person or any servant, agent, or employee of any person, described in subdivision (A) above, to ask, indicate or transmit orally or in writing, directly or indirectly, the race, color, or creed or religious affiliation of any person employed or seeking employment from such person, firm or corporation.

            C. Disobedience of the foregoing provisions shall be deemed a violation of a material provision of this Agreement.

            D. Any person, or the employee, manager or owner of or officer of such firm or corporation who shall violate any of the provisions of this section shall, upon conviction thereof, be punished by a fine of not more than one hundred dollars or by imprisonment for not more than thirty days, or both.

                                    ARTICLE X

                                    APPROVALS

            10.1 PROCUREMENT POLICY BOARD RULES. This contract is subject to the Rules of the Procurement Policy Board of the City of New York dated August 1, 1990. In the event of a conflict between said Rules and a provision of this contract, the Rules shall take precedence.

            10.2 THE CITY OF NEW YORK. This Agreement shall not become effective or binding unless:

            A. authorized by the Mayor; approved pursuant to New York City Charter and Procurement Policy Board Rules for contracts not subject to public betting; and the Comptroller shall have endorsed his certificate that there remains unexpended and unapplied a balance of the appropriation of funds applicable hereto sufficient to pay the estimated expense of executing this Agreement; and

            B. approved by the Mayor pursuant to the provisions of Executive Order No. 42, dated October 9, 1975 in the event the Executive Order requires such approval; and

            C. certified by the Mayor (Mayor's Fiscal Committee created pursuant to Executive Order No. 43, dated October 14, 1975) that performance thereof will be in accordance with the City's financial plan.

            D. approved by the New York State Financial Control Board ("Board") pursuant to the New York State Financial Emergency Act for the City of New York, as amended (the "Act"), in the event regulations of the Board pursuant to the Act require such approval.

            E. it has been authorized by the Mayor and the Comptroller shall have endorsed his or her certificate that there remains unexpended and unapplied a balance of the appropriation of funds applicable thereto sufficient to pay the estimated expense of carrying out this Agreement.

            The requirements of this section of the contract shall be in addition to, and not in lieu of, any approval or authorization otherwise required for this contract to be effective and for the expenditure of City funds.

            10.3 OTHER APPROVALS OR AUTHORIZATIONS. The requirement of this Article shall be in addition to, and not in lieu of, any approval or authorization otherwise required for this Agreement to be effective and for the expenditure of City funds.

                                   ARTICLE XI

                            ANTI-APARTHEID PROVISION

I.          ANTI-APARTHEID PROVISIONS FOR NON-COMPETITIVELY

                                  BID CONTRACTS
                                  -------------

                     NOTICE FOR ALL PROSPECTIVE CONTRACTORS
                     --------------------------------------

            Local Law No. 19 of 1985 became effective on July 13, 1985 and added section 343-11.C (subsequently recodified as section 6-115) to the Administrative Code of the City of New York. The Local Law provides for certain restrictions on City contracts to express the opposition of the people of the City of New York to the policy of apartheid and to encourage companies doing business in South Africa and Namibia* support political and social change.

            The City Council subsequently accepted amendments adding to the provisions of Local Law No. 19, which were signed into law by the Mayor on December 30, 1986, as Local Law No. 81 of 1986. On July 25, 1990, the Mayor signed into law further amendments to the anti-apartheid law, as Local Law No. 49 of 1990.

            Pursuant to the aforementioned Local Laws, prospective contractors for contracts to provide goods,** services or construction involving expenditures of an amount greater than the amounts established pursuant to City Charter Section 314(b) and (c) are asked to sign a rider in which they covenant and represent, as a material condition of their contract that they and their affiliates*** do not engage in a number of specified activities related to South Africa. In addition, in the case of contracts for the supply of motor vehicles, heavy equipment, electronic data processing equipment and software, copying machines and petroleum products, contractors are asked to certify or provide a certification from the manufacturer or refiner does not engage in such South Africa-related activities. (See Article I, Part B.)

            Prospective   contractors   are  not  required  to  agree  to  these
conditions. However, if the lowest responsible bidder does not agree to the conditions, the contracting agency shall not award

-------------------
* Activity in Namibia that occurred on or after March 21, 1990 is no longer covered by the City's anti-apartheid law.
** Local Law No. 49 amends the anti-apartheid law deleting the exemption applicable to contractors whose sole activity in South Africa is the manufacturing, processing and distribution of food and medical supplies.
*** Local Law No. 49 expands the applicability of the anti-apartheid order to the contractor's corporate family.

the contract to that bidder unless the agency head certifies in writing that the contract is necessary for the agency to perform its functions and there is no other responsible contractor who will supply such goods, services or construction of comparable quality at a comparable price.

            The City reserves the right to take into account the process of selecting a contractor any direct or indirect relationship of a perspective contractor may have related to business activity in South Africa. The right is not limited to the consideration of specific south Africa-related activities covered by the express terms of this Article.

            Part A. In accordance with Section 6-115 of the Administrative Code of the City of New York, the Contractor hereby covenants and represents:

            1) that the Contractor and its affiliates shall not during the term of this contract sell or agree to sell, goods or services directly to the following agencies of the South African government or directly to a corporation owned or controlled by such government and established expressly for the purposes of procuring such goods and services for such specific agencies.

                        (a)         the police,
                        (b)         the military
                        (c)         the prison system
                        (d)         the  Ministry of Home  Affairs and  National
                                    Education,
                        (e) the Ministry of Education and Development Aid, including the development boards and the rural development boards
                        (f)         the Ministry of Justice
                        (g) the Ministry of Constitutional Development and Planning,
                        (h)         the Ministry of Law and Order,
                        (i)         the Bureau for Information,
                        (j)         the Ministry of Manpower,
                        (k) any other agency of the South African government, including the governmental agencies of the "homelands" are any other political subdivisions of such government,
                        (l) the Armaments Development and Production Corporation (ARMSCCR), and its subsidiaries Nimrod, Atlas Aircraft Corporation, Eloptro
                                    (Pty) Ltd.,  Kertser  (Pty)  Ltd.,  Infoplan
                                    Ltd.,  Lyttleter   Engineering  Works  (Pty)
                                    Ltd.,  Naschem  (Pty) Ltd.,  Pretoria  Metal
                                    Pressing  (Pty)  Ltd.,  Somchem  (Pty) Ltd.,
                                    Swartklip  Products  (Pty)  Ltd.,   Telacast
                                    (Pty) Ltd., and Musgrave  Manufacturers  and
                                    Distributors,
                        (m)         the national intelligence services,
                        (n)         the Council for  Scientific  and  Industrial
                                    Research,
                        (o)         the Electricity Supply Commission (ESCCM),
                        (p) the South African Coal, Oil and Gas Corporation (Sasol Limited or Sasol 1, 2 or
                                    3),

                        (q)         the Atomic Energy Corporation (Ltd.), or

                        (r)         the  Southern  Oil  Exploration  Corporation
                                    (Soeker).

            2) In the case of a contract to supply goods, that none of the goods to be supplied to the City originated in South Africa.

            3) That the Contractor and its affiliates do not do business**** or that the Contractor and its affiliates are actively engaged in the withdrawal of their operations from South Africa and within six months, provided, however, that if the Contractor and its affiliates have withdrawn or are so engaged in withdrawing their operations from South Africa and maintain a presence in South Africa after such six month period solely for the purpose of liquidating their business, they shall not be eligible for that reason to make the certification provided for in this Part.

            4) That, except as provided in section 6 of this Part, the Contractor shall not make new investments in South Africa, and that if at any time during the course of the contract the Contractor acquires an entity which is doing business in South Africa, the Contractor shall initiate withdrawal of its acquisition's operations from South Africa.

            5) That, except as provided in section 6 of this Part, the Contractor shall not enter into any new agreement with a South African entity allowing the use of its trademark, copyright or patent by such entity; furthermore, that it does not provide goods or services to any South African entity pursuant to any non-equity agreement.

            6) That the provisions of Sections 4 and 5 concerning investments, agreements concerning trademarks, copyrights and patents, and non-equity agreements shall not apply to ownership of or agreements with entities whose presence in South Africa is for the following purposes: (i) the activities of religious, educational or charitable organizations; (ii) activities intended to promote the exchange of information, including the publication or sale of newspapers, magazines, books, films, television programming, photographs, microfilm, microfiche and similar materials; (iii) the gathering or dissemination of information by news media organizers; and (iv) the providing of telecommunications and mail services not involving the sale or leasing of equipment.

            7) That this certification does not apply to the sale of goods or services to an agency of the South African government covered in subsections (a) through (o) of section

--------
**** A Contractor is not eligible to certify that it and its affiliates "do not do business in South Africa" if the contractor or any of its affiliates is involved in any of its activities covered by Section 1 of Part C.

                        1 of this Part when such sale is provided for by the terms of a contract entered into prior to July 13, 1985 (the effective date of Local Law 19), but it does apply to any increase in the amount of goods or services supplied to such a covered agency pursuant to any amendment, modification or extension of such a contract if the amendment, modification or extension was agreed to on or after July 13, 1985.

            8) That this certification does not apply to the sale of goods or services to an agency of the South African government covered in subsections (d) through (j) and
                        (i) through (4) of section 1 of this Part when such sale is provided for by the terms of a contract entered into prior to February 28, 1987 (the effective date of Local Law 81), which amends Local Law 19 but it does apply to any increase in the amount of goods or services supplied to such a covered agency pursuant to any amendment, modification or extension of such a contract if the amendment, modification or extension was agreed to on or after February 28, 1987.

            Part B. The following provision applies only to contracts for the supply of motor vehicles, heavy equipment, electronic data processing equipment and software, copying machines and petroleum products:

                        In order for the contractor to be eligible to sign this anti-apartheid rider, the contractor must either certify or provide a certificate to the Department from the manufacturer or refiner or product to be supplied to the City that such manufacturer or refiner and its affiliates are in compliance with the terms set forth in
                        Article I and II of this rider. Any such contractor who signs this rider shall be deemed to be certifying with respect to such supplier or refiner unless such contractor attaches to the contract a separate copy of this rider signed by such manufacturer or refiner. For the purpose of the certificate made by or with respect to such refiner or manufacturer, the term "contractor" as used in Articles I and II shall be deemed to refer to such manufacturer or refiner.

            Part C. For purposes of this anti-apartheid provision, the following terms shall have the following meanings:

            1. An entity shall be considered to have "withdrawn its operations from South Africa" if:

                        (a) it does not maintain any office, plant or employee in South Africa other than for the following purposes: (i) the activities of religious, educational or charitable organizations; (ii) activities intended to promote the exchange of information, including the publication or sale of newspapers, magazines, stocks, films, televisions programming, photographs,
                                    microfilm,     microfiche,    and    similar
                                    materials;    (iii)   the    gathering    or
                                    dissemination of information by
                                    news  media  organizations;   and  (iv)  the
                                    providing of telecommunications and mail services not involving the sale or leasing of equipment.

                        (b)         it has no investments in South Africa; and

                        (c)         it does not provide goods or services to any
                                    South   African   entity   pursuant  to  any
                                    non-equity agreement.

            2. "Affiliates" of a Contractor shall mean the parent company of the Contractor, and any subsidiaries of the parent company, and any subsidiaries of the Contractor.

            3. "Parent company" shall mean an entity that directly controls the Contractor.

            4. "Subsidiary" shall mean an entity that is controlled directly, or indirectly through one or more intermediaries, by a Contractor or the Contractor's parent company.

            5. "Control" shall mean holding five percent or more of the outstanding voting securities of a corporation, or having an interest of five percent or more in any other entity.

            6. "Entity" shall mean a partnership, association, join venture, company, corporation or any other form of doing business.

            7. "South African entity" shall mean an entity organized in South Africa, or a branch or office in South Africa of an entity which is domiciled or organized outside South Africa.

            8. "Investment" shall mean the beneficial ownership or control of a controlling interest in a South African entity, but shall not include the purchase of securities of a South African entity for a customer's account.

            9. "non-equity agreement" shall mean a license, franchise, distribution or other written agreement pursuant to which an entity provides management, maintenance, or training services directly to a South African entity, or supplies goods directly to a South African entity for distribution by such South African entity, or for use as component parts in the manufacture of other goods by such South African entity. In addition, a "non-equity agreement" shall mean an original manufacturer agreement ("O.E.M. agreement") for equipment sold by a manufacturer of computers, copiers, or telecommunications equipment, which provides for or authorizes the sale of such equipment, alone or as part of a finished product, to a South Africa entity. A company shall be deemed to be providing goods or services to a South African entity pursuant to an original equipment manufacturer agreement in accordance with the following definitions and under the following circumstances:

                        a. "Company #1 includes the company which seeks to enter a contract with a City agency, and is determining whether it is qualified to sign the City's anti-apartheid rider, and all "affiliates" of that company as defined in section 2 of this Part.

                        b.          "Sale includes lease or rental of equipment.

                        c. An. O.E.M. agreement is an agreement between a manufacturer (Company #1) and another manufacturer, a distributor, or a value-added reseller (Company #2), such that Company #1 provides products (which may include parts, components and/or subassemblies) and authorized the sale of such products Company #2 under any of the following circumstances.

                                    1)          Company  #1  makes a sale of its
                                                equipment to Company #2,  which,
                                                with  or  without  making  minor
                                                modifications  to the equipment,
                                                privately  labels  and seeks it.
                                                An  example  would be an  O.E.M.
                                                agreement   whereby  Company  #2
                                                purchases a copier from  Company
                                                #1,  and  resells it as a copier
                                                under its own brand  name,  with
                                                or  without  having  first  made
                                                minor   modifications   to   the
                                                copier's packaging.

                                    2)          Company  #1  makes a sale of its
                                                equipment   to  Company,   which
                                                provides substantial added value
                                                to Company  #2's added value may
                                                be  major  application  software
                                                and/or     special      hardware
                                                integrated   into  the  product.
                                                Examples include:

                                                a)          an O.E.M.  agreement
                                                            whereby  Company  #2
                                                            adds         banking
                                                            application software
                                                            to   Company    #1's
                                                            personal   computer,
                                                            marketing        the
                                                            resulting product as
                                                            a   banking   teller
                                                            station        under
                                                            Company  #2's  brand
                                                            name.

                                                b)          an O.E.M.  agreement
                                                            whereby  Company  #2
                                                            embeds a subassembly
                                                            purchased       from
                                                            Company  #1, such as
                                                            a  disk   drive   or
                                                            telecommunications
                                                            multiplexor,    into
                                                            Company         #2's
                                                            computer      system
                                                            under  its own brand
                                                            name.

                                    3)          Company   #1  makes  a  sale  of
                                                Company   #2,   which    resells
                                                Company    #1's   product   with
                                                Company  #1's name still  intact
                                                on the product. An example would
                                                be an O.E.M.  agreement  whereby
                                                Company #2
                                                sells    Company    #1's    word
                                                processor and licensed  software
                                                as    an    authorized    dealer
                                                (exclusive or  non-exclusive) of
                                                Company #1.

                        d. An O.E.M. agreement for equipment sold by a manufacturer of computers, copiers or telecommunications equipment is considered to provide for or authorize the sale of such equipment, alone or as part of a furnished product, to South African entity if any of the following conditions is met:

                                    1)          The O.E.M. agreement states that
                                                Company  #2 may  sell  equipment
                                                made  by  Company  #1  (with  or
                                                without  modification by Company
                                                #2) in South Africa.

                                    2)          The  equipment  covered  by  the
                                                agreement (as sold by Company #1
                                                after  modification  by  Company
                                                #2, if any is made)  falls under
                                                one    of     the     designated
                                                classifications  governed by the
                                                Export   Administration  Act  of
                                                1979 (50  U.S.C.  section  2401)
                                                and   the   associated   federal
                                                regulations  for Electronics and
                                                Precision Instruments (15 C.F.R.
                                                section  795.1,  Supp.  1, Group
                                                5),  such that  Company #1 knows
                                                of resale or distribution of the
                                                equipment  to  South  Africa  by
                                                Company #2 and  assists  Company
                                                #2   in    procuring    required
                                                governmental  authorizations for
                                                such resale or distribution.

                                    3)          Company #1 has actual  knowledge
                                                of resale or distribution of the
                                                equipment  to  South  Africa  by
                                                Company  #2 and has  not  either
                                                terminated    its    contractual
                                                arrangement   with   Company  #2
                                                concerning   such  equipment  or
                                                otherwise  prohibited Company #2
                                                from  making  further  resale or
                                                distribution   of  Company  #1's
                                                equipment to South Africa.

II.         COMPREHENSIVE ANTI-APARTHEID ACT OF 1986, EXPORT
            ADMINISTRATION ACT, AND ARMS EXPORT CONTROL ACT
            PROVISIONS FOR COMPETITIVE BID CONTRACTS
            ----------------------------------------

            The  Contractor  hereby  covenants  and  represents  that it and its affiliates have not within the twelve months prior to the award of such contract violated, and shall not during the period of this contract violate, the provisions of the Comprehensive Anti-Apartheid Act of 1986, the Export Administration Act of 1979 as amended (50) U.S.C. ss.2401, ET SEQ.) or the Arms Export Control Act of 1976 as amended (22 U.S.C. ss.2778) respecting business activity in the Republic of South Africa.

III.        ENFORCEMENT OF ARTICLES I AND II

            A. The Contractor agrees that the covenants and  representations  in
Article I above are material conditions of this contract. In the event the Department receives information that the Contractor, or a manufacturer or refiner subject to such provisions in accordance with Part B of Article I, is in violation of the provisions of such Article, the Department shall review such information and give the Contractor and any such manufacturer or refiner an opportunity to respond. If the Department fines that a violation has occurred, to the Department shall have the right to terminate this contract and procure the supplies, services or work from another source in any manner the Department deems proper. In the event of such termination, the Contractor shall pay to the Department, or the Department in its sole discretion may withhold from any amounts otherwise payable to the Contractor the difference between the contract price for the uncompleted portion of this contract and the cost to the Department of completing performance of this contract either itself or by engaging another contract or contractors. In the case of a requirements contract, the Contractor shall be liable for such difference in price for the entire amount of supplies required by the Department for the uncompleted term of this contract. In the case of a construction contract, the Department shall also have the right to hold the Contractor in partial or total default in accordance with the default provisions of this contract. The rights and remedies of the Department hereunder shall be in addition to, and not in lieu of, any rights and remedies the Department has pursuant to this contract or by the operation of law.

            B. Upon a final determination by the United States Department of Commerce or any other agency of the United States or a court that the Contractor or a manufacturer or refiner subject to the provisions of Article II pursuant to the provisions of Part B of Article I, or any affiliates of the contractor or such a manufacturer or refiner, has violated any provisions of the Comprehensive Anti-Apartheid Act, the Export Administration Act of the Arms Export Control Act respecting business activity in the Republic of South Africa, the Department shall have the right to terminate this contract and procure the supplies, services or work from another source in any manner the Department deems proper. In the event of such termination, the Contractor shall pay to the Department, or the Department in its sole discretion may withhold from any amounts otherwise payable to the Contractor the difference between the contract price for the uncompleted portion of this contract and the cost to the Department of completing performance of this contract either itself or by engaging another Contractor or Contractors. In the case of a requirements contract, the Contractor shall be liable for the difference in price for the entire amount of supplies required by the Department for the uncompleted term of this contract. In the case of a construction contract, the Department shall also have the right to hold the Contractor in partial or total default in accordance with the default provisions of this contract. The rights and remedies of the Department hereunder shall be in addition to, and not in lieu of, any rights and remedies the Department has pursuant to this contract or by operation of law.

                                   ARTICLE XII

                                ENTIRE AGREEMENT

This written Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                         CITY OF NEW YORK
                                         DEPARTMENT OF SOCIAL SERVICES
                                         HUMAN RESOURCES ADMINISTRATION
                                                     COMMISSIONER


                                         By /s/ Solomon Malach
                                         _______________________________________


Corporate Contractor
Affix Corporate Seal:

                                         American Meidcal Alert Corp.
                                         _______________________________________
                                                       CONTRACTOR


                                         By /s/ Wilfred L. Mossey
                                           _____________________________________

                                         Title Executive V.P.
                                              __________________________________
                                               11-2571221
                                         _______________________________________
                                         Fed. Employer I.D. No. or Soc. Sec. No.

            Approval as to form and certification as to legal authority was granted by the Corporation Counsel on:_______________________________________.

STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )


On this 27 day of June 1991, before me personally came Solomon Malach, to me known to me to be Deputy commissioner of the HUMAN RESOURCES ADMINISTRATION/DEPARTMENT OF SOCIAL SERVICES of the CITY OF NEW YORK, the person described in and who is duly authorized to execute the foregoing instrument on behalf of the Commissioner, and he acknowledge to me that he executed the same for the purpose therein mentioned.

                                                  /s/ Janet Smith
                                                  ______________________________
                                                  NOTARY PUBLIC



STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )


On this 27th day of June 1991, before me personally came Wilfred L. Mossey, to me known, who, being by me duly sworn, did deposes and say that he resides at 380 West Penn Street, he is the Exec. V.P. of the American Medical Alert Corp., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of Directors of said corporation, and that he signed his name thereto by like order.


                                                  /s/ Janet Smith
                                                  ______________________________
                                                  NOTARY PUBLIC

                    APPROVAL AS TO FROM OF A SINGLE CONTRACT

NAME OF CONTRACTOR:  AMERICAN MEDICAL ALERT CORP.


            Pursuant to the powers vested in me by Section 394, subd. b of the New York City Charter, I hereby approve as to form the annexed contract to be entered into by the Department of Social Services of the Human Resources Administration on behalf of the City of New York.
Dated:

                                                 APPROVED AS TO FORM
                                                 CERTIFIED AS TO LEGAL AUTHORITY

                                                 * (Signature Illegible)
                                                 _______________________________
                                                    Acting Corporation Counsel

                                                       June 14, 1991

           THIS MODIFICATION AGREEMENT, dated this 8th day of May, 1989 between the City of New York acting through the Department of Social Services of the Human Resources Administration ("Department"), 250 Church Street, New York, New York 10013 and American Medical Alert Corp. ("Contractor") with offices at 3265 Lawson Boulevard, Oceanside, New York 11572.

                              W I T N E S S E T H :
                              ---------------------

           WHEREAS, parties hereto entered into an Agreement for providing an electronic call device system, known as the Voice of Help System ("Agreement") for the period of July 1, 1988 through June 30, 1989, which Agreement was approved pursuant to a Resolution adoption by the Board of Estimate on June 9, 1988 (Cal. No. 389); and

           WHEREAS, the Department desires to modify the Agreement by having the "Contractor" upgrade the present Voice of Help Units heretofore provided.

           NOW, THEREFORE, the parties hereto agree as follows:

1. Except as modified to date and as modified herein all the terms, conditions and covenants of the Agreement shall; remain in full force and effect.

2. Article II of Part I is amended by inserting a new Section B as follows:

           "D. "Upgraded Voice of Help System" - The Contractors upgraded electronic call device system, which consists of the Voice of Help console, with provisions for remote activator, panic button at primary entrance, activator mounted in bathroom and smoke detector (the "Upgraded System")"

3. Article III of Part I Sections B, D and E; Article IV, Sections 1a, 1b, 2, 3, 5, 5a and 11; and VI A (ii); are amended by adding the words and/or "the Upgrade System" after the words "Voice of Help
           Unit" each time the words "Voice of Help Unit" appears in those Articles and Sections.

4. Article III of Part I Section E is amended by inserting the words "and under this Agreement" after the words "under an earlier lease Agreement" on line 2 thereof.

5. Article IV of Part I is amended by adding Subsections 12, 13 and 14 as follows:

                     "12. The Contractor will provide a full time installer/service person to provide service for the Home Care Service Program/ECD clients at no additional cost to the Department.

                      13. All equipment installed by the Contractor subsequent to the effective date of the modification shall have an adhesive label affixed to it identifying it as:

                                            "Property of American  Medical Alert
                                            Corp." (Call 1-800-632-6729)

                                 All equipment  not so  identified  shall not be
                                 reimbursable    to    Contractor    if   deemed
                                 unrecoverable.

                     14.   A.    The Contractor shall, upon the execution of the
                                 Modification    Agreement    and    until   the
                                 termination   date   of  this   Agreement,   as
                                 modified, endeavor to change and/or modify, all existing units and 131N units in place to the "Upgraded System."

                           B. Installations and removals of the "Upgraded System" shall be billed as hereinafter provided in Section 9 of this Modification Agreement."

6. Article V of Part I is amended by deleting it in its entirety and substituting in place and in lieu thereof a new Article V, Section A as follows:

                     "A.   1.    Each Voice of  Help  Unit (Models 131, 131N and
                                 500) (activator and console) which shall have been installed shall have ascribed to it a value based on original equipment cost of $429.00 per unit for the purpose of determining depreciated value as provided for in Subsection
                                 2 hereof.

                           2. In the event, despite the good faith efforts of both the Department and the Contractor, the above described unit is not recoverable from the client, the Contractor shall, with the consent of the Department, be entitled to recover the depreciated value of such unit. For the purpose of establishing undepreciated value the voice of help unit (activator and console) shall be depreciated at the rate of $9.00 per month."

7. Article V of Part I is further amended by adding a new Section B as follows:

                      "B. Each "Upgraded System" which shall be or shall have been, installed shall be ascribed a certain agreed value, by unit (console) and component parts in accordance with the schedule of values as shown in Subsection 1 below, which values shall be used for the purposes of establishing depreciated values as described in Subsection 2 below.

                                 1.         a)Central unit (console).... $395.00
                                            b)Activators (3) each at.... $ 45.00
                                            c)Smoke detector............ $ 60.00

                                 2. In the event, despite the good faith efforts of both the Department and the Contractor, the above mentioned unit and/or its respective
                                            component   parts   is   (are)   not
                                            recoverable  from  the  client,  the
                                            Contractor,  with the consent of the
                                            Department,  shall  be  entitled  to
                                            recover the  undepreciated  value of
                                            such unit and/or component part. For
                                            the  purposes of  establishing  such
                                            undepreciated value the central unit
                                            (console)  shall be  depreciated  at
                                            the rate of  $9.00  per  month;  the
                                            activators  shall be  depreciated at
                                            the rate of $1.00  per  month  each;
                                            and  the  smoke  detector  shall  be
                                            depreciated at the rate of $1.33 per
                                            month.

8. Amend Article VII, Section A of Part I by increasing the Agreement amount of "not to exceed" $150,000, by $75,000 to a new amount of "not to exceed $225,000.00."

9. Amend Article VII of Part I, Section B1 by deleting it in its entirety and substituting in lieu and in place thereof as follows:

                      A. A one time fee of $50 for the installation of the "Upgraded System" and a fee of $25.00 for the removal of the "Upgrade System" and further amend Article VII, Part I B2 by deleting it in its entirety and substituting in lieu and in place thereof the following:

                      B. A one time replacement fee of $75.00 for the replacement of each model 131 unit with an "UPgrade System."

                                 2.   a)    For  the   Voice   of  Help  Unit  a
                                            monthly  monitoring/leasing  fee  of
                                            $29.75  per  client;  and for  those
                                            units  which  have been in place for
                                            more  than  24   monthly  a  monthly
                                            monitoring/leasing  fee  of  $20.75,
                                            and  for  the  "upgraded  system"  a
                                            monthly  monitoring/leasing  fee  of
                                            $30.00 per month.

                                      b)    Billing   for   a   partial   month,
                                            irrespective  of the  number of days
                                            of service  provided during any such
                                            partial month shall be in the sum of
                                            $15.00

                                 And further  deleting  Subsection  C of Article
VII, Section A in its entirety.

10.        APPROVALS

10.1       THE CITY OF NEW YORK

           This Modification Agreement shall not become effective or binding unless:

           A. authorized by the Mayor; approved by the Board of Estimate either pursuant to Section 349 of the New York City Charter for contracts not subject to public letting if the amount to be paid hereunder exceeds $10,000, or for amendments to a contract previously approved by the Board of Estimate, if the amount to be paid hereunder exceeds the lesser of $10,000 or fifteen per cent (15%) of the original contract amount, or pursuant to Section 343(a) of the New York City Charter for contracts subject to public letting; and the Comptroller shall have endorsed his certificate that there remains unexpended and unapplied a balance of the appropriation of funds applicable hereto sufficient to pay the estimated expense of executing this Modification Agreement; and

           B. approved by the Mayor pursuant to the provisions of Executive Order No. 42, dated October 9, 1975 in the event the Executive Order requires such approval; and

           C. certified by the Mayor (Mayor's Fiscal Committee created pursuant to Executive Order No. 43, dated October 14,
                      1975) that performance thereof will be in accordance with the City's financial plan.

10.2       OTHER APPROVALS OR AUTHORIZATIONS

           The requirement of this Article shall be in addition to, and not in lieu of, any approval or authorization otherwise required for this Modification Agreement to be effective and for the expenditure of City funds.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                           CITY OF NEW YORK
                                           DEPARTMENT OF SOCIAL SERVICES
                                           HUMAN RESOURCES ADMINISTRATION
                                                     COMMISSIONER


                                           By     /s/ Thomas W. Bergdelf
                                             -----------------------------


Corporate Contractor
Affix Corporate Seal:                      AMERICAN MEDICAL ALERT CORP.
                                           -------------------------------
                                                     CONTRACTOR


                                           By     /S/ WILFRED L. MOSSEY
                                             -----------------------------
                                           Title  EXECUTIVE VICE PRESIDENT
                                                  ------------------------

                                                 11-2571221-C
                                        ---------------------------------------
                                        Fed. Employer I.D. No. or Soc. Sec. No.

           Approval as to form and certification as to legal authority was granted by the Corporation Counsel on: _____________________________.

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


On this 8th day of May 1989, before me personally came Thomas W. Bergdelf, to me known and known to me to be General Counsel of the HUMAN RESOURCES ADMINISTRATION DEPARTMENT OF SOCIAL SERVICES of the CITY OF NEW YORK, the person described in and who is duly authorized to executed the foregoing instrument on behalf of the Commissioner, and he acknowledged to me that he executed the same for the purpose therein mentioned.


                                          /s/ Mary J. Minor
                                          -----------------------------
                                          NOTARY PUBLIC





STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


On this 8th day of May 1989, before me personally came Wilfred L. Mossey, to me known, who, being by me duly sworn, did depose and say that he resides at 124 Grant Avenue, East Rockaway, New York; that he is the Executive Vice President of American Medical Alert Corp., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                          /s/ Mary J. Minor
                                          -----------------------------
                                          NOTARY PUBLIC

                    APPROVAL AS TO FORM OF A SINGLE CONTRACT



NAME OF CONTRACTOR:   AMERICAN MEDICAL ALERT CORP.

           Pursuant to the powers vested in me by Section 394, subd. b of the New York City Charter, I hereby approve as to form the annexed contract to be entered into by the Department of Social Services of the Human Resources Administration on behalf of the City of New York.

Dated:

                                             * (Signature Illegible)
                                             --------------------------------
                                             Acting Corporation Counsel

                                                       April 04, 1989

          THIS LEASE AGREEMENT dated this 23 day of June, 1988, between the Department of Social Services of the Human Resources Administration ("Department") with offices at 250 Church Street, New York, New York 10013 and American Medical Alert Corp. ("Contractor") with offices at 3265 Lawson Boulevard, Oceanside, New York 11572.


                               W I T N E S S E T H
                               -------------------

          WHEREAS, the Department's Medical Assistance Program/Office of Home Care Services ("MAP/"OHCS") provides a program of personal home care service for individuals eligible for such services, pursuant to applicable Federal and State Laws and regulations; and

          WHEREAS, a significant number of the individuals served by OHCS require regular custodial care; and

          WHEREAS, in order to reduce the costs of such custodial care service, OHCS instituted a program designed to allow home care service clients, living alone, to call for assistance, via an electronic call device; and

          WHEREAS, the Contractor markets an electronic call device ("ECD") known as the Voice of Help System.

          WHEREAS, the Department desires to lease the Voice of Help System and the Contractor agrees to lease said System.

          NOW THEREFORE, the parties hereto agree as follows:


                                     PART I
                                     ------

                                    ARTICLE I
                                    ---------

                                TERM OF AGREEMENT
                                -----------------

          A. The term of this Agreement shall be from July 1, 1988 to June 30, 1989.

          B. The Department shall have the option to renew this Lease Agreement upon the terms and conditions set-forth herein for an additional one year period, provided that the Board of Estimate shall authorize such renewal and all required approvals are obtained.

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

          A. Voice of Help System - the Contractor's electronic call device system, consisting of the Voice of Help Activator and Voice of Help Console (Voice of Help) and the Monitoring System.

          B. Emergency Response Center ("ERC") - the Contractor's central facilities for storing and retrieving client data and for responding to all ECDS.

          C. Client - the individual selected by the Department to receive the equipment and services described herein.


                                   ARTICLE III
                                   -----------

                                    EQUIPMENT
                                    ---------

          A. The Department agrees to lease from the Contractor and the Contractor agrees to lease from the Department as many Voice of Help Units may be required by the Department.

          B. The Contractor shall be responsible for installing the Voice of Help Unit at the Client's premises. Installation shall consist of all work that may be required to utilize a Client's existing telephone system. In no event shall the Contractor be responsible to perform such work that is required to be performed by the New York Telephone Company. If an installation cannot be completed, the Contractor shall immediately notify the Department contract, indicating why said installation cannot be completed.

          C. The Client shall be responsible for ensuring that the Contractor is provided:

               (a) proper telephone equipment which enables Contractor to install on RJ31X connector in the Client's residence.

               (b) properly functioning telephone service.

               (c) twenty-four (24) hour, AC 110 volt circuit as required to power the Voice of Help Unit console.

          D. At the option of the Department, the Contractor shall install a Voice of Help Unit, at no cost to the Department, at a location to be selected by the Department for purposes of monitoring the Contractor's services.

          E. The parties agree that the Voice of Help Units previously installed under an earlier lease agreement with the Contractor and any renewals thereof shall remain in place, unless removal of a Unit is requested by the Department, and shall be subject to the terms and conditions herein.

                                   ARTICLE IV
                                   ----------

                                    SERVICES
                                    --------

           The Contractor shall be responsible for the following services:

          1.  Install a Voice of Help Unit in a client's  residence  within five
(5) working days of telephone notification by authorized MAP/OHCS staff.

               (a)  The  Contractor   shall  provide  all  parts  and  equipment
necessary for installing the Voice of Help unit into a functioning telephone system.

               (b) The Contractor shall instruct the client in the use and maintenance of the Voice of Help unit and shall provide the client with simple written instructions, including how to report a malfunction of the unit.

               (c) The Contractor shall forward to MAP/OHCS within (5) five working days of the installation, a form signed by a Contractor representative or employee and by the client or client's representative confirming the date of the installation and the client's understanding of the use and maintenance of the unit.

          2. Maintain all installed Voice of Help units in proper working order.

               (a) The Contractor shall repair or replace within 24 hours of notification any unit that is not functioning properly.

               (b)  The  Contractor  shall  notify  MAP/OHCS   immediately  upon
repairing or replacing a malfunctioning unit.

          3. Monitor each Voice of Help unit at least once every 24 hours to insure that the device is operating properly. The Contractor shall follow up immediately on any unit that is not operating properly. Malfunctioning equipment shall be repaired or replaced within 24 hours of the Contractor's becoming aware of the malfunction.

          4. Maintain a 24-hour emergency response center staffed with trained emergency response operators.

               (a) The Contractor shall establish and maintain a 24-hour monitoring center for all installed Voice of Help units.

               (b) The Contractor shall insure 24-hour staffing of the emergency response center with trained operators.

          5. Respond immediately to any and all signals from clients' Voice of Help units and maintain appropriate contact until termination of the emergency situation.

               (a) The Contractor, immediately upon receiving a signal from a client's Voice of Help unit, shall retrieve the client's automated data records and contact the client or the client's representative, or take other emergency action as prescribed in the client's record.

               (b) The emergency response operator shall monitor the provision of emergency service to verify that it has been provided and that the emergency situation no longer exists at the client's residence.

               (c) The Contractor shall notify MAP/OHCS by telephone, on the working day following the emergency, of the nature and resolution of the emergency. The Contractor shall submit to MAP/OHCS a written summary of the emergency within five (5) working days of the incident.

          6. Insure continuous monitoring and response capabilities during power failures, mechanical malfunction or other emergencies.

          7. Create, maintain and protect automated client data records.

               (a) The Contractor shall operate an automated client data storage and retrieval system which shall include all pertinent client information.

               (b) The Contractor shall update client data every six (6) months.

               (c) The Contractor shall protect client records from alteration or destruction, and shall protect the confidentiality of client records.

          8. Maintain written records of all emergency response system (ERS) activities, including all activations of Voice of Help units.

          9. Devise and provide all client data, activity, and billing forms.

          10. Submit detailed monthly billings within ten (10) working days of the end of the month.

          11. Remove the Voice of Help unit from a client's residence within five (5) working days of telephone notification by authorized MAP/OHCS staff.

               (a) The Contractor shall, upon instruction by MAP/OHCS, arrange with the client or client's representative for a mutually convenient appointment within five (5) working days.

               (b) The Contractor shall verify to MAP/OHCS by telephone and in writing that the unit has been removed.

                                    ARTICLE V
                                    ---------

                     DEPRECIATION AND RECOVERY OF EQUIPMENT
                     --------------------------------------

          Each Voice of Help unit shall be depreciated at the rate of $9.00 per month, from the date of the first installation of the unit. In the event that, despite the good faith efforts of both the Department and the Contractor, the unit is not recoverable from the client the Contractor, with the consent of the Department, shall be entitled to recover the depreciated value of the Voice of Help unit. This value shall be based on an original equipment cost of $429.00 per unit (activator and console).

                                   ARTICLE VI
                                   ----------

                               LIQUIDATED DAMAGES
                               ------------------

          A. If the Contractor is not able to:

                    (i)       respond to  Client's or the  Department's  request
                              for   maintenance  and  service  within  24  hours
                              following receipt of such notification or

                    (ii) get the Voice of Help unit operating or supply a properly functioning Voicemitter within 24 hours following receipt of said notification;

          the Contractor at the discretion of the Department shall pay to the Department, or at its option, the Department may deduct from any payment due or to become due to the Contractor, the monthly charge for the Voice of Help unit, as fixed and agreed liquidated damages.

          B. If there are interruptions in the monitoring services provided by the Contractor pursuant to Article IV of Part I of this Lease Agreement, totaling 24 hours or more during a monthly billing period that are not the result of an improper, faulty or non-operational phone system, the Contractor at the discretion of the Department, shall pay to the Department, or at its option, the Department may deduct from any payment due or to become due to the Contractor, the monthly charge under this Lease Agreement for the month said interruptions occurred as fixed and agreed liquidated damages.

                                   ARTICLE VII
                                   -----------

                                     CHARGES
                                     -------

          A. Notwithstanding any other provision to this Lease Agreement, total payments to be made to the Contractor shall not exceed $150,000.00

          B. The Department agrees to pay the following fees and charges for the equipment and services provided by the Contractor herein.

               1. A one time installation and removal fee per Voice of Help unit of $75.00.

               2. A monthly monitoring/leasing fee of $29.75 per client for each of the first twenty-four months of service; all subsequent months for the client shall be billed at a rate of $20.75 per month.

          C. Billing for a partial month's monitoring/leasing resulting from an installation or removal of a Voice of Help unit shall be prorated at $1.00 per day for each day that the client received service during the billing month.

          D. The Contractor shall submit monthly statements to the Department setting forth the monthly rental and installation charges, if any, and the name and address of each Client, for the month which payment is being requested.

                                  ARTICLE VIII
                                  ------------

                              MOST FAVORED CUSTOMER
                              ---------------------

          The Contractor warrants and represents that the prices, warranties, benefits and terms set forth herein are at least equal to or more favorable to the City than the prices, warranties, benefits, and terms now charged or offered by the Contractor to other customers under similar circumstances and terms and conditions, or that may be charged or offered during the term hereof for the same or substantially similar products or services defined in this Agreement. If at any time during the term hereof, the COontractor enters into an agreement on a basis that provides prices, warranties, benefits, or terms more favorable than those provided the City hereunder, then the Contractor shall within thirty (30) calendar days thereafter notify the City of such facts, and regardless of whether such notice is sent by the Contractor or received by the City, this Agreement shall be deemed to be amended, effective retroactively to the effective date of the more favorable agreement, to provide the same prices, warranties, benefits, or terms to the City;

provided that the City shall have the right and option at any time to decline, to accept any such change, in which event such amendment shall be deemed null and void. If the Contractor is of the opinion that an apparently more favorable price, warranty, benefit or term charged or offered a customer during the term hereof is not in fact more favorable treatment, the Contractor shall promptly notify the Commissioner in writing setting forth in detail the reasons that it believes said apparently moe favorable treatment is not in fact more favorable treatment. The Commissioner, after due consideration of such written explanation, may decline to accept such explanation and thereupon this Agreement shall be deemed to be automatically amended effective retroactively to the effective date of the more favorable agreement, to provide the same prices, warranties, benefits, and/or terms to the City.

                          PART II - GENERAL PROVISIONS
                          ----------------------------

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

          As used throughout this Agreement, the following terms shall have the meaning set forth below:

               (a) "City" shall mean the City of New York, its departments and political subdivisions.

               (b) "Comptroller" shall mean the Comptroller of the City of New York.

               (c) "Department"  shall mean the Department of Social Services of
the  Human  Resources   Administration   including  its  constituent   agencies,
departments, bureaus and their subdivisions.

               (d)   "Administrator"   or   "Commissioner"    shall   mean   the
Administrator of the Human Resources Administration/Commissioner of the Department of Social Services or his duly authorized representative. The term "duly authorized representative" shall include any person or persons acting within the limits of his authority.

               (e) "Law" or "Laws" shall include but not be limited to the New York City Charter, the New York City Administrative Code, a local law of the City of New York, and any ordinance, rule or regulation having the force of law.

               (f) When referring to the Contractor, the pronoun "it", shall also mean he or she, and the adjective "its" shall also mean his or her, as the case may be.

                                   ARTICLE II
                                   ----------

                          REPRESENTATION AND WARRANTIES
                          -----------------------------

           2.1       PROCUREMENT OF AGREEMENT
           ----------------------------------

          A. The Contractor represents and warrants that no person or selling agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage fee, contingent fee or any other compensation. The Contractor further represents and warrants that no payment, gift or thing of value has been made, given or promised to obtain this or any other agreement between the parties. The Contractor makes such representations and warranties to induce the City to enter into this Agreement and the City relies upon such representations and warranties in the execution hereof.

          B. For a breach or violation of such representations or warranties, the Administrator shall have the right to annul this Agreement without liability, entitling the City to recover all monies paid hereunder and the Contractor shall not make claim for, or be entitled to recover, any sum or sums due under this Agreement. This remedy, if effected, shall not constitute the sole remedy afforced the City for the falsity or breach, nor shall it constitute a waiver of the City's right to claim damages or refuse payment or to take any other action provided for by law or pursuant to this Agreement.

          2.2 CONFLICT OF INTEREST
          ------------------------

          The Contractor represents and warrants that neither it nor any of its directors, officers, members, partners or employees, has any interest nor shall they acquire any interest, directly or indirectly, which would or may conflict in any manner or degree with the performance or rendering of the services herein provided. The Contractor further represents and warrants that in the performance of this Agreement no person having such interest or possible interest shall be employed by it. No elected official or other officer or employee of the City or Department, nor any person whose salary is payable, in whole or in part, from the City Treasury, shall participate in any cecision relating to this Agreement which affects his personal interest or the interest of any corporation, partnership or association in which he is, directly or indirectly, interested nor shall any such person have any interest, direct or indirect, in this Agreement or in the proceeds thereof.

          2.3 FAIR PRACTICES
          ------------------

          The Contractor and each person signing on behalf of any Contractor represents and warrants and certifies, under penalty of perjury, that to the best of its knowledge and belief:

          A. The prices in this Agreement have been arrived at independently without collusion, consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to such prices with any other bidder or with any competitor;

          B. Unless otherwise required by law, the prices which have been quoted in this Agreement and on the proposal submitted by the Contractor have not been knowingly disclosed by the Contractor prior to the proposal opening, directly or indirectly, to any other bidder or to any competitor; and

          C. No attempt has been made or will be made by the Contractor to induce any other person, partnership or corporation to submit or not to submit a proposal for the purpose of restricting competition.

          The fact that the Contractor (a) has published price lists, rates, or tariffs covering items being procured, (b) has informed prospective customers of proposed or pending publication of new or revised price lists for such items, or
(c) has sold the same items to other customers at the same prices being bid, does not constitute, without more, a disclosure within the meaning of the above.

          2.4 Affirmation of Responsibility And Paid Taxes
          ------------------------------------------------

          The Contractor affirms and declares that said Contractor is not in arrears to the City of New York upon any debt, contract or taxes and is not a defaulter, as a surety or otherwise, upon any obligation to the City of New York, and has not been declared not responsible, or disqualified, by any agency of the City of New York, nor is there any proceeding pending relating to the responsibility or qualification of the Contractor to receive public contracts except as otherwise stated in the affirmation pertaining to the foregoing which has been furnished to the Department.

                                   ARTICLE III
                                   -----------

                        AUDIT BY THE DEPARTMENT AND CITY
                        --------------------------------

          3.1 All vouchers or invoices presented for payment to be made hereunder, and the books, records and accounts upon which said vouchers or invoices are based are subject to audit by the Department and by the Comptroller of the City of New York pursuant to the powers and responsibilities as conferred upon said Department and said Comptroller by the New York City Charter and the Administrative Code of the City of New York, as well as all orders and regulations promulgated pursuant thereto.

          3.2 The Contractor shall submit any and all documentation and justification in support of expenditures or fees under this Agreement as may be required by said Department and said Comptroller so that they may evaluate the reasonableness of the charges and shall make its records available to the Department and to the Comptroller as they consider necessary.

          3.3 All books, vouchers, records, reports, cancelled checks and any and all similar material related to this contract and the work thereunder may be subject to periodic inspection, review and audit by the State of New York, Federal Government and other persons duly authorized by the City including the Department's Office of the Inspector General. Such audit may include examination and review of the source and application of all funds whether from the City, any State, the Federal Government, private sources or otherwise.

          3.4 The Contractor shall not be entitled to final payment under the Agreement until all requirements have been satisfactorily met.

                                   ARTICLE IV

                           COVENANTS OF THE CONTRACTOR

          4.1 EMPLOYEES
          -------------

          All experts or consultants or employees of the Contractor who are employed by the Contractor to perform work under this Agreement are neither employees of the City nor under contract to the City and the Contractor alone is responsible for their work, direction, compensation and personal conduct while engaged under this Agreement. Nothing in this Agreement shall impose any liability or duty on the City for the acts, omissions, liabilities or obligations of the Contractor or any person, firm, company, agency, association, corporation or organization engaged by the Contractor as expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent, or for taxes of any nature including but not limited to unemployment insurance, worker's compensation, disability benefits and social security.

          4.2 LIABILITY
          -------------

          A. The Contractor shall be solely responsible for all physical injuries or death to its agents, servants, or employees or to any other person and for all damage to any property sustained during its operations and work under this Agreement resulting from any act of omission or omission or error in judgment of any of its officers, trustees, employees, agents, servants, or independent contractors, and shall hold harmless and indemnify the City from liability upon any and all claims for damages on account of such injuries or death to any such person or damages to property on account of any neglect, fault or default of the Contractor, its officers, trustees, employees, agents, servants, or independent contractors. The Contractor shall be solely responsible for the safety and protection of all of its employees whether due to the negligence, fault or default of the Contractor or not.

          B. In the event any claim is made or any action is brought against the City arising out of negligent or careless acts of an employee of the Contractor, either within or without the scope of his employment, or arising out of Contractor's negligent performance of this Agreement, then the City shall have the right to withhold further payments hereunder for the purpose of set-off in sufficient sums to cover the said claim or action. The rights and remedies of the City provided for in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

          4.3 INSURANCE
          -------------

          The Contractor shall carry paid up insurance in the sum of not less than One Million ($1,000,000) Dollars per occurrence to protect the Department and the City of New York against any and all claims, loss or damage, whether in contract or tort, including claims for injuries to, or death of persons, or damage to property, whether such injuries, death or damages be attributable to the statutory or common law negligence or any other acts of the Contractor, its employees, or otherwise. Said policy shall also cover loses, death or injury due to failure of the Voice of Help System. Such policy or policies of insurance shall be obtained from a company, or companies, duly licensed to do business in the State of New York, shall name the Department and City of New York as additional parties insured thereunder, shall provide that in the event of cancellation thereof, the Department shall be notified at least fifteen (15) days in advance thereof, and shall provide that the carrier shall appear, defend and indemnify the Department and City, including the agents, servants and employees of the Department and City, in connection with all such claims, loss or damage. Two (2) executed copies of all insurance policies shall be delivered to the Department for approval as to form prior to the effective date of this Agreement.

          4.4 WORKER'S COMPENSATION AND DISABILITY BENEFITS
          -------------------------------------------------

          If this Agreement be of such a character that the employees engaged thereon are required to be insured by the provisions of Chapter 615 of the Laws of 1922, known as the "Worker's Compensation Law" and acts amendatory thereto, the Agreement shall be void and of no effect unless the Contractor shall secure compensation for the benefit of, and keep insured during the life of this Agreement such employees in compliance with the provisions of said law, inclusive of Disability Benefits; and, shall furnish the Department with two (2) certificates of these insurance coverages.

          4.5 UNEMPLOYMENT INSURANCE
          --------------------------

          Unemployment Insurance coverage shall be obtained and provided by the Contractor for its employees.

          4.6 MINIMUM WAGE
          ----------------

          Except for those employees whose minimum wage is required to be fixed pursuant to Section 220 of the Labor Law of the State of New York, all persons employed by the Contractor in the performance of this Agreement shall be paid, without subsequent deduction or rebate, unless expressly authorized by law, not less than the minimum wage as prescribed by law. Any breach or violation of the foregoing shall be deemed a breach or violation of material provision of this Agreement.

          4.7 INDEPENDENT CONTRACTOR STATUS
          ---------------------------------

          The Contractor and the Department agree that the Contractor is an independent contractor, and not an employee of the Department or the City of New York, and that in accordance with such status as independent contractor, the Contractor covenants and agrees that neither it nor its employees or agents will hold themselves out as, nor claim to be, officers or employees of the City of New York, or of any department, agency or unit thereof, by reason hereof, and that they will not, by reason hereof, make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the City of New York, including, but not limited to, Worker's Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or employee retirement membership or credit.

          4.8 CONFIDENTIALITY
          -------------------

          A. All information obtained, learned, developed or filed by the Contractor in connection with public assistance recipients or their relatives or in connection with other recipients of services, including data contained in official Department files or records, shall be held confidential by the Contractor pursuant to the provisions of the Social Services Law of the State of New York, the Federal Social Security Act, and any applicable regulations promulgated thereunder and shall not be disclosed by the Contractor to any person, organization, agency or other entity except as authorized or required by law.

          B. All of the reports, information or data, furnished to or prepared, assembled or used by the Contractor under this Agreement are to be held confidential, and the Contractor agrees that the same shall not be made available to any individual or organization without the prior written approval of the Department.

          C. The provisions of this Section shall remain in full force and effect following termination of, or cessation of the services required by, this Agreement.

          4.9 BOOKS AND RECORDS
          ---------------------

          The Contractor agrees to maintain separate and accurate books, records, documents and other evidence and accounting procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature expended in the performance of this Agreement. Such records shall be subject to review, audit and inspection by City, State and Federal personnel, including the Department's Office of the Inspector General.

          4.10 RETENTION OF RECORDS
          -------------------------

          The Contractor agrees to retain all books, records, and other documents relevant to this Agreement for six years after the final payment or termination of this Agreement, whichever is later. City, State and Federal auditors and any other persons duly authorized by the Department shall have full access to and the right to examine any of said materials during said period.

          4.11 COMPLIANCE WITH LAW
          ------------------------

          The Contractor shall render all services under this Agreement in accordance with the applicable provisions of Federal, State and local laws, rules and regulations as are in effect at the time such services are rendered.

          4.12 FEDERAL EMPLOYMENT PRACTICES
          ---------------------------------

          The Contractor and its subcontractors shall comply with the Civil Rights Act of 1964 and any amendment thereto, and the rules and regulations promulgated thereunder.

          4.13 NON-DISCRIMINATION AGAINST THE HANDICAPPED
          -----------------------------------------------

          The  Contractor  agrees  that it will comply  with the  provisions  of
Section 504 of the Rehabilitation Act of 1973, as amended, and all regulations, guidelines and interpretations issued pursuant thereto.

          4.14 INVESTIGATIONS
          -------------------

          A. The parties to this Agreement agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (State) or City of New York (City) governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry.

          B. 1. If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

               2. If any person  refuses to testify for a reason  other than the assertion of his or her privilege against self incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

          C. 1. The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved to determine if any penalties should attach for the failure of a person to testify.

               2. If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who governed the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph E, below, without the City incurring any penalty or damages for delay or otherwise.

          D. The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

               1. The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or

               2. The cancellation or termination of any and all such existing City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this Agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

           E. The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty, the factors in paragraphs 1 and 2, below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs 3 and 4, below, in addition to any other information which may be relevant and appropriate;

               1. The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

               2. The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

               3. The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

               4. The effect a penalty may have on a unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under D, above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hering called for in C(1), above, gives notice and proves that such interest was previously acquired. Under either circumstance, the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have or such person or entity.

          F. 1. The term "license" or "permit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter of right.

               2. The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

               3. The term "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City.

               4. The term "member" as used herein shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

          G. In addition to and notwithstanding any other provision of this Agreement the Commissioner or agency head may in his or her sole discretion terminate this Agreement upon not less than three (3) days written notice in the event Contractor fails to promptly report in writing to the Commissioner of Investigation of the City of New York any solicitation of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this Agreement by the Contractor, or affecting the performance of this contract.

          4.15 ASSIGNMENT
          ---------------

          A. The Contractor shall not assign, transfer, convey, sublet or otherwise dispose of this Agreement, or of the Contractor's right, title, interest obligations or duties herein, or the Contractor's power to execute such Agreement, or assign, by power of attorney or otherwise, any of its rights to receive monies due or to become due under this Agreement, unless the prior written consent of the Administrator shall be obtained. Any such assignment, transfer, conveyance, sublease or other disposition without such consent shall be void.

          B. In the event that the Contractor assigns, transfers, conveys, sublets or otherwise disposes of this Agreement as specified in subdivision A, above, without the prior written consent of the Department, the Department shall revoke and annul this Agreement and the Department shall be relieved and discharged from any and all liability and obligations growing out of such Agreement to the Contractor, its assignees, transferees or sublessees, and the Contractor, lose all monies theretofore earned under this Agreement, except so much thereof as may be required to pay the Contractor's employees. The provisions of this section shall not hinder, prevent or affect an assignment by the Contractor for the benefit of its creditors made pursuant to the laws of the State of New York.

          C. This Agreement may be assigned by the City to any corporation, agency or instrumentality having authority to accept such assignment.

          4.16 SUBCONTRACTING
          -------------------

          A. The Contractor agrees not to enter into any sub-contracts for the performance of its obligations, in whole or in part, under this Agreement without the prior written approval of the Department. Two copies of each such proposed sub-contact shall be submitted to the Department with the Contractor's written request for approval.

          B. All such sub-contracts shall contain provisions specifying:

               1. that the work performed by the sub-contractor must be in accordance with the terms of the Agreement between the Department and the Contractor;

               2. that nothing contained in such contract shall impair the rights of the Department;

               3. that nothing contained therein, or in the Agreement between the Department and the Contractor, shall create any contractual relationship between the sub- contractor and the Department; and

               4. that the sub-contractor specifically agrees to be bound by the confidentiality provisions set forth in the Agreement between the Department and the Contractor.

          C. The Contractor agrees that it is fully responsible to the Department for the acts and omissions of the sub-contractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it.

          D. The aforesaid approval is required in all cases other than individual employer- employee contracts.

          E.  The   Contractor   shall  not  in  any  way  be  relieved  of  any
responsibility under this Agreement by any sub-contract.

          4.17 PARTICIPATION IN AN INTERNATIONAL BOYCOTT
          ----------------------------------------------

          A. The Contractor agrees that neither the Contractor nor any substantially-owned affiliated company is participating or shall participate in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, of the regulations of the United States Department of Commerce promulgated thereunder.

          B. Upon the final determination by the Commerce Department or any other agency of the United States as to, or conviction of the Contractor or substantially-owned affiliated company thereof, of participation in an international boycott in violation of the provisions of the Export
Administration Act of 1979, as amended, or the regulations promulgated thereunder, the Comptroller may, at his option, render forfeit and void this contract.

          C. The Contractor shall comply in all respects, with the provisions of
Section 343- 10.0 of the Administrative Code of the City of New York and the rules and regulations issued by the Comptroller thereunder.

          4.18 ANTI-TRUST
          ---------------

          The Contractor hereby assigns, sells, and transfers to the City all right, title and interest in and to any claims and causes of action arising under the anti-trust laws of the State of New York or of the United States relating to the particular goods or services purchased or procured by the City under this Agreement.

          4.19 PUBLICITY
          --------------

          A. The prior written approval of the Department is required before the Contractor or any of its employees, servants, agents, or independent contractors may, at any time, either during or after completion or termination of this Agreement, make any statements to the press or issue any material for publication through any media of communication bearing on the work performed or data collected under this Agreement.

          B. If the Contractor publishes a work dealing with any aspect of performance under this Agreement, or of the results and accomplishments attached in such performance, the Department shall have a royalty free, non-exclusive and irrevocable license to reproduce, publish or otherwise use and to authorize others to use the publication.

          4.20 INVENTORY, PATENTS AND COPYRIGHTS
          --------------------------------------

          A. Any discovery or invention arising out of or developed in the course of performance of this Agreement shall be promptly and fully reported to the Department, and if this work is supported by a federal grant of funds, it shall to promptly and fully reported to the Federal Government for determination as to whether patent protection on such invention shall be sought and how the rights in the invention or discovery, including rights under any patent issued thereon, shall be disposed of and administered in order to protect the public interest.

          B. No report, document or other data produced in whole or in part with contract funds shall be copyrighted by the Contractor nor shall any notice of copyright be registered by the Contractor in connection with any report, document or other data developed for the Agreement.

          C. If any copyrightable material is developed under, or in the course of performing this Agreement, any Federal Agency providing federal financial participation for the Agreement free, non-exclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, the work for governmental purposes.

          D. In no event shall Subsections A, B and C of this Section be deemed to apply to any report, document or other data, or any invention of the Contractor which existed prior to, or was developed or discovered independently from, its activities related to or funded by this Agreement.

          4.21 INFRINGEMENTS
          ------------------

          The Contractor shall be liable to the Department and hereby agrees to indemnify and hold the Department harmless for any damage or loss or expense sustained by the Department from any infringement by the Contractor of any copyright, trademark or patent rights of design, systems, drawings, graphs, charts, specifications or printed matter furnished or used by the Contractor in the performance of this Agreement.

          4.22 INDIVIDUAL FILES
          ---------------------

          The Contractor will keep separate files and records for each recipient of the services so that they may be readily identifiable from those relating to other activities of the Contractor. In addition to information normally kept by the Contractor in individual files, such as basic information about the individual, describing and recording each use of the services by the individual, and the individual's progress, the Contractor will include such other information in individual files as the Department shall request.

                                    ARTICLE V
                                    ---------

                                   TERMINATION
                                   -----------

          5.1 The Department and/or City shall have the right to terminate this Agreement, in whole or in part:

          A. Under any right to terminate as specified in any section of this Agreement or for a material breach of this Agreement.

          B. Upon the failure of the Contractor to comply with any of the terms and conditions of this Agreement which is not cured within ten (10) days of the Department's request therefor.

          C. Upon the Contractor's becoming insolvent.

          D. Upon the commencement under the Bankruptcy Act of any proceeding by or against the Contractor, either voluntarily or involuntarily.

          E. Upon receipt of notification that State or Federal reimbursement or funding is no longer available for services provided pursuant to this Agreement.

          F. Without cause or if the Department deems that termination would be in the best interest of the City.

          5.2 The Department of City shall give the Contractor written notice of any termination of this Agreement specifying therein the applicable provisions of Section 5.1 of this Article and the effective date thereof which shall not be less than ten (10) days from the date the notice is received, except if termination is based on paragraph F of Section 5.1 of this Article, in which event notice shall be not less than thirty (30) days.

          5.3 The Contractor shall have the right to terminate this Agreement, without cause, upon thirty (30) days written notice to the Department.

          5.4 Upon termination of this Agreement the Contractor shall comply with the Department or City close-out procedures, including but not limited to:

          A. Accounting for and refund to the Department or City,  within thirty
(30) days, any unexpended funds which have been paid to the Contractor pursuant to this Agreement.

          B. Furnishing within thirty (30) days an inventory to the Department or City of all equipment, appurtenances and property purchased through or provided under this Agreement and carrying out any Department or City directive concerning the disposition thereof.

          C. Not incurring or paying any further obligation pursuant to this Agreement beyond the termination date. Any obligation necessarily incurred by the Contractor on account of this Agreement prior to receipt of notice of termination and falling due after such date shall be paid by the Department or City in accordance with the terms of this Agreement. In no event shall the word "obligation", as used herein, be construed as including any lease agreement, oral or written, entered into between the Contractor and its Landlord.

          D. Turn over to the Department or City or its designees all books, records, documents and material specifically relating to this Agreement.

          E. Submit, within ninety (90) days, a final statement and report relating to this Agreement. The report shall be made by a certified public accountant or a licensed public accountant.

          5.5 In the event the Department or City shall terminate this Agreement in whole or in part as provided in paragraphs A, B, C, or D of Section 5.1 of this Article, the Department or City may procure, upon such terms and in such manner as deemed appropriate, services similar to those so terminated, and the Contractor shall continue the performance of this Agreement to the extent not terminated thereby.

          5.6 Notwithstanding any other provisions of this Agreement, the Contractor shall not be relieved of liability to the City for damages sustained by the City by virtue of Contractor's breach of the Contract, and the City may withhold payments to the Contractor for the purpose of setoff until such time as the exact amount of damages due to the City from the Contractor is determined.

          5.7 The provisions of this Agreement regarding confidentiality of information shall remain in full force and effect following any termination.

          5.8 The rights and remedies of the City provided in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement

                                   ARTICLE VI
                                   ----------

                                  MISCELLANEOUS
                                  -------------

           6.1       CHOICE OF LAW, CONSENT TO JURISDICTION A ND VENUE
           -----------------------------------------------------------

          This Agreement shall be deemed to be executed in the City of New York, regardless of the domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State of New York.

          The parties agree that any and all claims asserted by or against the City arising under this Agreement or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the Courts of the State of New York ("New York State Courts") located in the City and County of New York. To effectuate this agreement and intent, the Contractor agrees:

          A. If the City initiates any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by registered mail addressed to the Contractor at its address as set forth in this Agreement, or to such other address as the Contractor may provide to the City in writing; and

          B. With respect to any action between the City and the Contractor in New York State Court, the Contractor hereby expressly waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of forum non converiens, (ii) to remove to Federal Court; and (iii) to move for a change of venue to a New York State Court outside New York County.

          C. With respect to any action between the City and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

          D. If the Contractor commences any action against the City in a court located other than in the City and State of New York, upon request of the City, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, the Contractor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

          If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

          6.2 GENERAL RELEASE
          -------------------

          The acceptance by the Contractor or its assignees of the final payment under this Agreement, whether by voucher, judgment of any court of competent jurisdiction or any other administrative means, shall constitute and operate as a general release to the City from any and all claims of and liability to the Contractor arising out of the performance of this Agreement.

          6.3 CLAIMS AND ACTIONS THEREON
          ------------------------------

          A. No action at law or proceeding in equity against the City or Department shall lie o be maintained upon any claim based upon this Agreement or arising out of this Agreement or in any way connected with this Agreement unless the Contractor shall have strictly complied with all requirements relating to the giving of notice and of information with respect to such claims, all as herein provided.

          B. No action at law or proceeding in equity shall lie or be maintained against the Department or the City upon any claim based upon this Agreement or arising out of this Agreement unless such action shall be commenced within six
(6) months after the date of final payment hereunder, or within six (6) months of termination or conclusion of this Agreement, or within six (6) months of accrual of the cause of action, whichever is earliest.

          C. In the event any claim is made or any action brought in any way relating to the Agreement herein, the Contractor shall diligently render to the Department and/or the City of New York without additional compensation any and all assistance which the Department and/or the City of New York may require of the Contractor.

          D. The Contractor shall report to the Department in writing within three (3) working days of the initiation by or against the Contractor of any legal action or proceeding in connection with or relating to this Agreement.

          6.4 NO CLAIM AGAINST OFFICERS, AGENTS OR EMPLOYEES
          --------------------------------------------------

          No claim whatsoever shall be made by the Contractor against any officer, agent or employee of the City for, or on account of, anything done or omitted in connection with this Agreement.

          6.5 WAIVER
          ----------

          Waiver by the Department of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the Agreement unless and until the same shall be agreed to in writing by the Department or City as required and attached to the original Agreement.

          6.6 NOTICE
          ----------

          The Contractor and the Department hereby designate the business addresses hereinabove specified as the places where all notices, directions or communications from one such party to the other party shall be delivered, or to which they shall be mailed. Actual delivery of any such notice, direction or communication to a party at the aforesaid place, or delivery by certified mail shall be conclusive and deemed to be sufficient service thereof upon such party as of the date such notice, direction or communication is received by the party. Such address may be charged at any time by an instrument in writing executed and acknowledged by, the party making such change and delivered to the other party in the manner as specified above. Nothing in this section shall be deemed to serve as a waiver of any requirements for the service of notice or process in the institution of an action or proceeding as provided by law.

          6.7 ALL LEGAL PROVISIONS DEEMED INCLUDED
          ----------------------------------------

          It is the intent and understanding of the parties to this Agreement that each and every provision of law required to be inserted in this Agreement shall be and is inserted herein. Furthermore, it is hereby stipulated that every such provision is to be deemed to be inserted herein, and if, through mistake or otherwise, any such provision is not inserted, or is not inserted in correct form, then this Agreement shall forthwith upon the application of either party be amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

          6.8 SEVERABILITY
          ----------------

          If this Agreement contains any unlawful provision not an essential part of the Agreement and which shall not appear to have been a controlling or material inducement to the making thereof, the same shall be deemed of no effect and shall, upon notice by either party, be deemed stricken from the Agreement without affecting the binding force of the remainder.

          6.9 MODIFICATION
          ----------------

          This Agreement may be modified by the parties in writing in a manner not materially affecting the substance hereof. It may not be altered or modified orally.

          6.10 PARAGRAPH HEADINGS
          -----------------------

          Paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement and in no way affect this Agreement.

          6.11 CETA AND PRIVATE SECTOR JOB DEVELOPMENT
          --------------------------------------------

          A. The Contractor shall, when hiring into unsubsidized jobs in its workforce, give consideration to those persons presently employed in CETA public service positions in the City of New York, whose qualifications and skills are commensurate with those required for the positions to be filled.

          B. In the event that there are no persons for CETA public service positions who are available to fill the positions described in paragraph A above, the Contractor shall give consideration in hiring to persons who are enrolled in the Public Works Program of the Human Resources Administration and who have been assessed as employable by the HRA Private Sector Job Development Unit.

          In order to facilitate the referral of persons for such entry level positions, the Contractor shall notify the HRA Private Sector Job Development Unit whenever such entry level positions are available, indicating the number and types of positions to be filled. Additionally, the Contractor shall submit quarterly reports with the Private Sector Job Development Unit listing all unfilled, unsubsidized entry level positions available.

          Notification of such positions and the quarterly reports shall be addressed to the Director, HRA Private Sector Job Development Unit, 109 East 16th Street, New York, New York 10003.

          6.12 POOR PERFORMANCE
          ---------------------

          A. If, in the sole judgment of the Commissioner's designee, Contractor's performance of the work or other performance under the Contract is improper, cilatory, or otherwise not in strict compliance with all requirements of the Contract, the Commissioner's designee may, in addition to any other right or remedy of the Commissioner or the City, issue a written warning to Contractor that it is a poor performer, (the "Warning").

          Such warning may be issued, at any time prior to the termination of the Contract. If the contractor disputes such Warning, Contractor shall given written notice (the "Protect Notice") to the Commissioner within fifteen (15) business days of receipt of the Warning. Commissioner or his designee shall review the matter and deliver a written determination to Contractor either affirming, modifying or rescinding the Warning. If the Commissioner does not give Contractor a determination within forty-five (45) days of receipt of the Contractor's Protest Notice, the Warning shall be deemed rescinded on the forty fifty (45) day following such receipt. Within ninety (90) days but not less than thirty (30) days after the termination of the Contract (unless the poor performer Warning was previously rescinded), the Commissioner shall review Contractor's performance and shall either rescind such Warning or shall notify Contractor of his right to appear at a hearing, on not less than five (5) days notice, to determine if Contractor shall be classified as a poor performer. At any such hearing, Contractor may be represented by counsel and present or refute evidence and testimony relevant to the issue of Contractor's alleged poor performance. The Commissioner, or his designee, shall issue a written decision either classifying Contractor as a poor performer or rescinding the poor performer Warning, as the case may be, with the reasons therefore.

          B. If Contractor disputes the final poor performer classification by Commissioner, Contractor may seek review of the decision by requesting the Commissioner, in writing, within ten (10) business days of receipt of the final poor performer classification, to convene a Review Board pursuant to the Regulations of the Board of Estimate. The Commissioner's decision shall be final and binding with respect to the classification of Contractor as a poor performer if Contractor does not request a review as herein provided.

          C. If Contractor does not dispute the final poor performer classification by Commissioner, Commissioner shall upon five (5) days written notice to Contractor and within fifteen (15) days of having delivered such written notice to Contractor, convene a Board of responsibility pursuant to the regulations of the Board of Estimate, to determine if Contractor is a responsible bidder.

          D. Contractor agrees to forebear from the commencement of any action or proceeding regarding the Commissioner's classification of Contractor as a poor performer, unless the Contractor has requested a Review Board pursuant to subsection B, above and such Board has issued a final decision.

          E. Any notice to Contractor under this section shall be sufficient if it complies with the notice provision of the Agreement.

          6.13 VENDEX QUESTIONNAIRES
          --------------------------

          This provision shall apply to contracts in excess of $100,000: The Contractor states that the Principal Questionnaire and the Business Entity Questionnaire (Verdex Questionnaires) have been duly executed and submitted to the Department. The Contractor understands that the Department's reliance upon the veracity of the information stated therein is a material condition to the execution of this Agreement. The Contractor further states that the information stated therein is in no respect misleading. In the event any responses to the Vendex Questionnaire changes in any material respect, the Contractor shall promptly furnish the Department with a sworn statement setting forth the nature of such changes. This contract shall be a nullity until the Contractor complies with all the requirements set forth in the Vendex Questionnaires to the satisfaction of the Department.

          6.14 CONSULTANT REPORTS
          -----------------------

          A copy of each consultant report submitted by a consultant to any City official or to any officer, employee, agent or representative of a City department, agency, commission or body or to any corporation, association or entity whose expenses are paid in whole or in part from the City treasury shall be furnished to the Commissioner of the department to which such report was submitted or, if not a City department, then to the chief controlling officer or officers of such other office or entity. A copy of such report shall also be furnished to the Director of the Mayor's Office of Construction for matters related to construction or to the Director of the Mayor's Office of Operations for all other matters.

                                  ARTICLE VII.
                                  ------------

                         CONTRACTOR'S HIRING COMMITMENT
                         ------------------------------

               1. Except as otherwise provided by Paragraph (7) of this Article, Contractor agrees as a condition of this contract, to hire at least one Public
Assistance Recipient ("PA Recipient") for each $250,000 in value of this contract, or to the extent that the Contractor enters into other contracts with the Department, for each $250,000 of the cumulative value of contracts of the Contractor during the term of this Agreement.

               2. Such hiring shall be for full-time employment of at least a minimum of 35 hours per week. The rate of pay shall be at least 20% above the federal minimum wage, and the duration of the employment shall be for at least one year. In the event that a replacement of a PA Recipient is made by the Contractor during the one year, such replacement shall not count as an additional employee toward Contractor's hiring requirement set forth in Paragraph (1) of this Article.

               3. Within thirty days of the commencement date of this contract ("commencement date") or fifteen days following notice from the Department that a request for an exemption from the provisions of this Rider has been denied, Contractor shall submit, on forms specified by the Department, information and specifications for the job(s) available.

               4. The Contractor, may at its option, request the assistance of the Department in identifying potential employees. In such case, the Department will refer PA Recipients to the Contractor for employment interviews.

               5. Contractor shall hire the number of employees agreed upon pursuant to Paragraph (1) of this Article within ninety days of the commencement date or such longer period as may be specified, in writing, by the Department.

               6. In the event Contractor fails to hire said agreed upon number of PA Recipients within the time required pursuant to Paragraph (5) of this Article, and to pay and retain such employees pursuant to Paragraph (2) of this Article, Contractor shall pay to the Department or the Department may at its option, deduct from monies due or become due to Contractor, the amount of $19.18 per employee for each calendar day for which such PA Recipient(s) is/are not employed by Contractor as required by this Article. Such amount is hereby fixed and agreed as liquidated damages.

               7. Contractor may apply to the Department for exemption from all or part of the requirements of this Article. Any application for an exemption must be made before the expiration of thirty days after the commencement date of this contract, or any subsequent contract as discussed in Paragraph (1) herein, and shall be in the form specified by the Department. Exemption may be granted upon a showing that the operation of this Article will constitute an extreme hardship, within the sole discretion of the Department; or to any Contractor not employing twenty or more employees at a place of business within the City of New York.

                                  ARTICLE VIII.
                                  -------------

                                EQUAL EMPLOYMENT
                                ----------------

          8.1 Mayor's Executive Order No. 50
          ----------------------------------

          A. This Agreement is subject to the requirements of Executive Order No. 50 (1980) as revised ("E.O. 50") and the Rules and Regulations promulgated thereunder. No Contract will be awarded unless and until these requirements have been complied with in their entirety. By signing this Contract, the Contractor agrees that it:

                    (1) will not engage in any unlawful discrimination against any employee or applicant for employment because of race, creed, color, national origin, sex, age, disability, marital status, or sexual orientation with respect to all employment decisions including, but not limited to recruitment, hiring, upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

                     (2) the Contractor agrees that when it subcontracts it will not engage in any unlawful discrimination in the selection of subcontractors on the basis of the owner's race, color, creed, national origin, sex, age, disability, marital status or sexual orientation or that it is an equal opportunity employer;

                     (3) will state in all solicitations or advertisements for employees placed by or on behalf of the Contractor that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, age, disability, marital status or sexual orientation; or that it is an equal employment opportunity employer;

                     (4) will send to each labor organization or representative of workers with which it has a collective bargaining agreement or other contract or memorandum of understanding, written notification of its equal employment opportunity commitments under E.O. 50 and the rules and regulations promulgated thereunder; and

                     (5) will furnish all information and reports including and Employment Report before the award of the Contract which are required by E.O., 50, the rules and regulations promulgated thereunder, and orders of the Director of the Bureau of Labor Services ("Bureau"), and will permit access to its books, records and accounts by the Bureau for the purposes of investigation to ascertain compliance with such rules, regulations, and orders.

          B. The Contractor understands that in the event of its noncompliance with the nondiscrimination clauses of this Agreement or with any of such rules, regulations or orders, such noncompliance shall constitute a material breach of this Agreement and noncompliance with E.O. 50 and the rules and regulations promulgated thereunder. After a hearing held pursuant to the rules of the Bureau, the Director may direct the imposition by the contracting agency head of any or all of the following sanctions:

                     (1)       disapproval of the Contractor;

                     (2)       suspension or termination of the Agreement;

                     (3)       declaring the Contractor in default; or

                    (4) in lieu of any of the foregoing sanctions, the Director may impose an employment program.

          C. The Director of the Bureau may recommend to the contracting agency head that a Board of Responsibility be convened for purposes of declaring a contractor who has repeatedly failed to comply with E.O. 50 and the rules and regulations promulgated thereunder to be nonresponsible.

          D. The Contractor agrees to include the provisions of the foregoing paragraphs in every subcontract or purchase order in excess of $50,000 to which it becomes a party, unless exempted by E.O. 50 and the rules and regulations promulgated thereunder, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as may be directed by the Director of the Bureau of Labor Services as a means of enforcing such provisions including sanctions for noncompliance.

          E. The Contractor further agrees that it will refrain from entering into any contract or contract modification subject to E.O. 50 an the rules and regulations promulgated thereunder with a subcontractor who is not in compliance with the requirements of E.O. 50 and the rules and regulations promulgated thereunder.

          8.2 Where  required by New York State  Labor Law  Section  220-e - the
              ------------------------------------------------------------------
              Contractor agrees:
              -----------------

          A. That in the hiring of employees for the performance of work under this Agreement or any subcontract hereunder, neither the Contractor, subcontractor, nor any person acting on behalf of such Contractor or subcontractor shall by reason of race, creed, color, sex or national origin discriminate against any citizen of the State of New York who is qualified and available to perform the work to which the employment relates;

          B. That neither the Contractor, subcontractor, nor any person on behalf thereof shall, in any manner, discriminate against or intimidate any employee hired for the performance of work under this Agreement on account of race, creed, color, sex or national origin;

          C. That there may be deducted from the amount payable to the Contractor by the City under this Agreement a penalty of five dollars for each person for each calendar day during which such person was discriminated against or intimidated in violation of the provisions of this Agreement; and

          D. That this Agreement may be cancelled or terminated by the City and all moneys due or to become due hereunder may be forfeited, for a second or any subsequent violation of the terms or conditions of this section of the Agreement.

          E. The aforesaid provisions of this section covering every contract for or on behalf of the State or a municipality for the manufacture, sale or distribution of materials, equipment or supplies shall be limited to operations performed within the territorial limits of the State of New York.

          8.3  Where  Required  By New York  City  Administrative  Code  Section
               -----------------------------------------------------------------
               343-8.0 the Contractor Agrees That:
               -----------------------------------

          A. It shall be unlawful for any person engaged in the construction, alteration or repair of buildings or engaged in the construction or repair of streets or highways pursuant to a contract with the City or engaged in the manufacture, sale or distribution of materials, equipment or supplies pursuant to a contract with the City to refuse to employ or to refuse to continue in any employment any person on account of the race, color or creed of such person.

          B. It shall be unlawful for any person or any servant, agent, or employee of any person, described in subdivision (A) above, to ask, indicate or transmit orally or in writing, directly or indirectly, the race, color, or creed or religious affiliation of any person employed or seeking employment from such person, firm or corporation.

          C. Disobedience of the foregoing provisions shall be deemed a violation of a material provision of this Agreement.

          D. Any person, or the employee, manager or owner of or officer of such firm or corporation who shall violate any of the provisions of this section shall, upon conviction thereof, be punished by a fine or not more than one hundred dollars or by imprisonment for not more than thirty days, or both.

                                   ARTICLE IX.
                                   -----------

                                    APPROVALS
                                    ---------

          9.1 The City of New York
          ------------------------

          This Agreement shall not become effective or binding unless:

          A. authorized by the Mayor; approved by the Board of Estimate either pursuant to Section 349 of the New York City Charter for contracts not subject to public letting if the amount to be paid hereunder exceeds $10,000, or for amendments to a contract previously approved by the Board of Estimate, if the amount to be paid hereunder exceeds the lesser of $10,000 or fifteen per cent (15%) of the original contract amount, or pursuant to Section 343(a) of the New York City Charter for contracts subject to public letting; and the Comptroller shall have endorsed his certificate that there remains unexpended and unapplied a balance of the appropriation of funds applicable hereto sufficient to pay the estimated expense of executing this Agreement; and

          B. approved by the Mayor pursuant to the provisions of Executive Order No. 42, dated October 9, 1975 in the event the Executive Order requires such approval; and

          C. certified by the Mayor (Mayor's Fiscal Committee created pursuant to Executive Order No. 43, dated October 14, 1975) that performance thereof will be in accordance with the City's financial plan.

          9.2 OTHER APPROVALS OR AUTHORIZATIONS
          -------------------------------------

          The requirement of this Article shall be in addition to, and not in lieu of, any approval or authorization otherwise required for this Agreement to be effective and for the expenditure of City funds.

                                   ARTICLE X.
                                   ----------

                            ANTI-APARTHEID PROVISIONS
                            -------------------------

          I. A. In accordance with Section 6-115 of the Administrative Code of the City of New York, the Contractor hereby covenants and represents:

                    1) that the Contractor and its substantially owned subsidiaries shall not during the term of this contract, sell or agree to sell, goods or services other than food or medical supplies directly to the following agencies of the South African government or directly to a corporation owned or controlled by such government and established expressly for the purposes of procuring such goods and services for such specific agencies:

                              a)        the police,
                              b)        the military,
                              c)        the prison system,
                              d) the ministry of home affairs and national education,
                              e)        the    ministry   of    education    and
                                        development    aid,     including    the
                                        development   boards   and   the   rural
                                        development boards,
                              f)        the ministry of justice,
                              g) the ministry of constitutional development and planning,
                              h)        the ministry of law and order,
                              i)        the bureau for information,
                              j)        the ministry of manpower,
                              k) the Armaments Development and Production Corporation (ARMSCOR), and its subsidiaries Nimrod, Atlas Aircraft Corporation, Eloptro (Pty) Ltd., Kentson
                                        (Pty)  Ltd.,  Infoplan  Ltd.,  Lyttleton
                                        Engineering  Works (Pty)  Ltd.,  Naschem
                                        (Pty) Ltd.,

                                        Pretoria   Metal  Pressing  (Pty)  Ltd.,
                                        Somohem (Pty) Ltd.,  Swartklip  Products
                                        (Pty) Ltd.,  Telacast  (Pty)  Ltd.,  and
                                        Musgrave        Manufacturers        and
                                        Distributions,
                              l)        the national intelligence services,
                              m) the council for scientific and industrial research,
                              n)        the   electricity    supply   commission
                                        (ESCOM),
                              o) the South African Coal, Oil and Gas Corporation (Sasol Limited or Sasol 1, 2 or 3),
                              p) the Automic Energy Corporation (Ltd.), or
                              q) the Southern Oil Exploration Corporation (Soekor).

                    2) In the case of a contract to supply goods, that none of the goods to be supplied to the City originated in the Republic of South Africa or Namibia.

                    3) That the Contractor and its substantially owned subsidiaries do not do business in the Republic of South Africa or Namibia by maintaining any office, plant or employee in the Republic of South Africa or Namibia, or that the Contractor and its substantially owned subsidiaries are actively engaged in the withdrawal of their operations from the Republic of South Africa and Namibia and within six months will not maintain any office, plant or employee in the Republic of South Africa or Namibia, provided, however, that if the Contractor and its substantially owned subsidiaries have withdrawn or are so engaged in withdrawing their operations from the Republic of South Africa or Namibia and maintain a presence in South Africa or Namibia after such six month period solely for the purpose of liquidating their business, the Contractor shall be eligible to make the certification provided for in this section three. This section three shall not apply to news organizations, or to companies whose sole activity in the Republic of South Africa or Namibia is the manufacture, processing and distribution of food or medical supplies.

                    4) This stipulation does not apply to the sale of goods or services to an agency of the South African government covered in subsections a through c of section one when such sale is provided for by the terms of a contract entered into prior to July 13, 1985 (the effective date of Local Law 19), but it does apply to any increase in the amount of goods or services supplied to such a covered agency pursuant to any amendment, modification or extension of such a contract if the amendment, modification or extension was agreed to on or after July 13, 1985.

                    5) This stipulation does not apply to the sale of goods or services to an agency of the South African government covered in subsections d through q of section one when such sale is provided for by the terms of a contract entered into prior to February 28, 1987 (the effective date of Local Law 81, which amends Local Law 19), but it does not apply to any increase in the amount of goods or services supplied to such a covered agency pursuant to any amendment, modification or extension of such a contract if the amendment, modification or extension was agreed to on or after February 28, 1987.

                    B. The Contractor agrees that the covenants and representations in sub- section A above are material conditions of this Agreement. In the event that Department receives information that the Contractor is in violation of sub-section A, the Department shall review such information and give the Contractor an opportunity to respond. If the Department finds that a violation has occurred, the Department shall have the right to terminate this Agreement and procure the supplies, services or work from another source in any manner the Department deems proper. In the event of such termination, the Contractor shall pay to the Department, or the Department in its sole discretion may withhold from any amounts otherwise payable to the Contractor, the difference between the contract price for the uncompleted portion of this Agreement and the cost to the Department of completing performance of this Agreement either itself or by engaging another contractor or contractors. In the case of a requirements contract, the Contractor shall be liable for such difference in price for the entire amount of supplies required by the Department for the term of this Agreement. In the case of a construction contract, the Department shall also have the right to hold the Contractor in partial or total default in accordance with the default provisions of this Agreement. The rights and remedies of the Department hereunder shall be in addition to, and not in lieu of, any rights and remedies the Department has pursuant to the Agreement or by operation of law.

          II. The Contractor hereby covenants and represents that it and its substantially owned subsidiaries have not within the twelve months prior to the award of such contract violated, and shall not during the period of this contract violated, the provisions of the Comprehensive Anti-Apartheid Act of 1986, the Export Administration Act of 1979 as amended (50 U.S.C.ss.2401 et seq.) or the Arms Export Control Act of -- --- 1976 as amended (22 U.S.C.ss.2778) respecting business activity in the Republic of South Africa or Namibia. Upon a final determination by the United States Department of Commerce or any other agency of the United States or a court that the Contractor or its substantially owned subsidiary has violated any provision of the Comprehensive Anti-Apartheid Act, the Export Administration Act or the Arms Export Control Act respecting business activity in the Republic of South Africa or Namibia, the Department shall have the right to terminate this contract and procure the supplies, services or work from another source in any manner the

                    Department deems proper. In the event of such termination, the Contractor shall pay to the Department, or the Department in its sole discretion may withhold from any amounts otherwise payable to the Contractor, the difference between the contract price for the uncompleted portion of this contract and the cost to the Department of completing performance of this contract either itself or by engaging another contractor or contractors. In the case of a requirements contract, the Contractor shall be liable for the said difference in price for the entire amount of supplies required by the Department for the uncompleted term of this contract. In the case of a construction contract, the Department shall also have the right to hold the Contractor in partial or total default in accordance with the default provisions of this contract. The rights and remedies of the Department hereunder shall be in addition, to, and not in lieu of, any rights and remedies the Department has pursuant to this contract or by operation of law.

                                   ARTICLE XI.
                                   -----------

                                ENTIRE AGREEMENT
                                ----------------

          This written Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                         CITY OF NEW YORK
                                         DEPARTMENT OF SOCIAL SERVICES
                                         HUMAN RESOURCES ADMINISTRATION
                                                   COMMISSIONER


                                         By /s/ Thomas W. Bugdall
                                            ---------------------


Corporate Contractor
Affix ____ Seal:
                                         American Medical Alert Corp.
                                         ----------------------------
                                                  CONTRACTOR

                                  By /s/ Howard M. Siegel
                                  -----------------------

                                  Title President
                                  ---------------

                                       112571221
                                       ---------
                                  Fed. Employer I.D. No. or Soc. Sec. No.


           Approval  as  to  form  was  granted  by  the   Corporation   Counsel
on:________________.

STATE OF NEW YORK      )
                       : ss:
COUNTY OF NEW YORK     )


On this 23 day of June, 1988, before me personally came Thomas W. Bugdall, to me known and known to me to be General Counsel of the HUMAN RESOURCES ADMINISTRATION/DEPARTMENT OF SOCIAL SERVICES of the CITY OF NEW YORK, the person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same for the purpose therein mentioned.


                                                          /s/ Janet Smith
                                                          ---------------
                                                          NOTARY PUBLIC




STATE OF NEW YORK      )
                       : ss:
COUNTY OF NEW YORK     )


On this 23 day of June, 1988, before me personally came Howard M. Siegel, to me known, who, being by me duly sworn, did depose and say that he resides at 31 Grand Blvd., Long Beach, New York, that he is the President of the American Medical Alert Corp., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                                           /s/ Janet Smith
                                                           ---------------
                                                           NOTARY PUBLIC

                            Attachment 2 - Contracts

                                   AFFIRMATION

The undersigned proposer or bidder affirms and declares that said proposer or bidder is not in arrears to the City of New York upon debt, contract or taxes and is not a defaulter, as surety or otherwise, upon obligation to the City of New York, and has not been declared not responsible, or disqualified, by any agency of the City of New York, nor is there any proceeding pending relating to the responsibility or qualification of the proposer or bidder to receive public contracts except_______________________________________________________________.

Full name of Proposer or Bidder ________________________________________________

Address_________________________________________________________________________

City ______________________________ State _________________ Zip Code ___________

CHECK ONE BOX AND INCLUDE APPROPRIATE NUMBER:

|_|        A         -         Individual or Sole Proprietorship*
                               SOCIAL SECURITY NUMBER

                               -----------------------------

|_|        B         -         Partnership, Joint Venture or other
                               unincorporated organization
                               EMPLOYER IDENTIFICATION NUMBER

                               -----------------------------

|_|        C         -         Corporation
                               EMPLOYER IDENTIFICATION NUMBER

                               112571221



* Under the Federal Privacy Act the furnishing of Social Security Numbers by bidders on City contracts is voluntary. Failure to provide a Social Security Number will not result in a bidder's disqualification. Social Security Numbers will be used to identify bidders disqualification. Social Security Numbers will be used to identify bidders, proposers or vendors to ensure their compliance with laws, to assist the City in enforcement of laws as well as to provide the City a means of identifying of businesses which seek City contracts.

By         /s/ Howard M. Siegel
           --------------------
           Signature


           President
           ---------
           Title
If a corporation place seal here

Must be signed by an officer or duly authorized representative.

                    APPROVAL AS TO FORM OF A SINGLE CONTRACT


Name of Contractor:  AMERICAN MEDICAL ALERT CORP.
------------------

           Pursuant to the powers vested in me by Section 394, subo. b of the New York City Charter, I hereby approve as to form the annexed contract to be entered into by the Department of Social Services of the Human Resources Administration on behalf of the City of New York.

Dated:   MAY 19  1988

                                                   /s/__________________________
                                                      Acting Corporation Counsel